Exhibit 4.1







                             VIACOM INVESTMENT PLAN







                 Amended and Restated Effective January 1, 1996



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                                TABLE OF CONTENTS

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                                                                                    PAGE

ARTICLE I  BACKGROUND..................................................................1

ARTICLE II  DEFINITIONS................................................................3

         2.1      Accounting Period....................................................3
         2.2      Account(s)...........................................................3
         2.3      Actual Deferral Percentage...........................................3
         2.4      Affiliated Company...................................................3
         2.5      After-Tax Contributions..............................................4
         2.6      Annual Addition......................................................4
         2.7      Beneficiary..........................................................4
         2.8      Board................................................................4
         2.9      Break in Service.....................................................4
         2.10     Committee............................................................5
         2.11     Company..............................................................5
         2.12     Compensation.........................................................5
         2.13     Contribution Percentage..............................................5
         2.14     Disability...........................................................6
         2.15     Earnings.............................................................6
         2.16     Employee.............................................................6
         2.17     Employer.............................................................6
         2.18     ERISA................................................................7
         2.19     Excess Aggregate Contributions.......................................7
         2.20     Excess Salary Reduction Contributions................................7
         2.21     Former Participant...................................................8
         2.22     Fund.................................................................8
         2.24     Hour of Service.....................................................12
         2.25     Leased Employee.....................................................12
         2.26     Matchable Contributions.............................................12
         2.27     Matching Employer Contributions.....................................12
         2.28     Merged Plans........................................................12
         2.29     Parental Leave......................................................12
         2.30     Participant.........................................................12
         2.31     Payroll Period......................................................12
         2.32     Plan Year...........................................................12
         2.33     Predecessor Company.................................................12
         2.34     Qualified Nonelective Contributions.................................13
         2.35     Rollover Contributions..............................................13
         2.36     Salary Reduction Contributions......................................13
         2.37     Severance Date......................................................13
         2.38     SIP.................................................................13
         2.39     Stock...............................................................13
         2.40     Trust Agreement.....................................................13
         2.41     Trustee.............................................................13
         2.42     Unmatched Contributions.............................................14
         2.43     Valuation Date......................................................14
         2.44     Vesting Service.....................................................14
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
         2.45     VIP.................................................................14
         2.46     Year of Eligibility Service.........................................14
         2.47     Year of Vesting Service.............................................14

ARTICLE III  ELIGIBILITY FOR PARTICIPATION............................................15

         3.1      Eligibility.........................................................15
         3.2      Method of Becoming a Participant....................................15
         3.3      Reemployed Participants.............................................16
         3.4      Events Affecting Participation......................................16

ARTICLE IV  SERVICE...................................................................17

         4.1      Companies For Whom Credited.........................................17
         4.2      Year of Eligibility Service.........................................17
         4.3      Year of Vesting Service.............................................19
         4.4      Additional Service Credit...........................................20

ARTICLE V  CONTRIBUTIONS..............................................................21

         5.1      Matchable Contributions.............................................21
         5.2      Unmatched Contributions.............................................22
         5.3      Election of Salary Reduction and After-Tax Contributions............22
         5.4      Change in Amount or Form of Contributions...........................22
         5.5      Suspension of Contributions.........................................22
         5.6      Cessation of Contributions..........................................23
         5.7      Matching Employer Contributions.....................................23
         5.8      Remittance of Contributions to Trustee..............................23
         5.9      Remittance of Matching Employer Contributions to Trustee............23
         5.10     Refund of Matching Employer Contributions...........................23
         5.11     Additional Employer Contributions...................................24
         5.12     Rollover Contributions..............................................24
         5.13     Transfers of Assets to or from the Savings and Investment Plan for Employees of PVI Transmission Inc.
                  and Paramount (PDI) Distribution Inc. (the "SIP")...................25
         5.14     Limitation on Contributions.........................................26

ARTICLE VI  PARTICIPANT ACCOUNTS......................................................27

         6.1      Valuation of Assets.................................................27
         6.2      Credits to Participant Accounts.....................................27
         6.3      Debits of Participant Accounts......................................27
         6.4      Statement of Participant Accounts...................................27

ARTICLE VII  INVESTMENT OF CONTRIBUTIONS..............................................28

         7.1      Investment of Salary Reduction Contributions and

                  After-Tax Contributions.............................................28
         7.2      Investment of Matching Employer Contributions.......................28
         7.3      Change in Investment Election for Current Contributions.............28
         7.4      Change in Investment Election for Prior Contributions...............28
         7.5      Special Investment Elections........................................28
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
         7.6      Special January 1, 1996 Investment Elections........................28
         7.7      Fiduciary Responsibility for Investments............................29

ARTICLE VIII  WITHDRAWALS DURING EMPLOYMENT...........................................30

         8.1      Withdrawals  of  Salary  Reduction  Contributions,   After-Tax
                  Contributions,  Matching Employer  Contributions,  Transferred
                  Amounts, and Rollover Contributions.................................30
         8.2      Withdrawal Procedures...............................................33
         8.3      Funds to be Charged with Withdrawal.................................34
         8.4      Frequency of Withdrawals............................................34

ARTICLE IX  PARTICIPANT LOANS.........................................................35

         9.1      Loan Subaccounts....................................................35
         9.2      Eligibility for Loans...............................................35
         9.3      Availability of Loans...............................................35
         9.4      Amount of Loan......................................................36
         9.5      Terms of Loan.......................................................36
         9.6      Distribution and Repayment of Loan..................................37
         9.7      Events of Default and Action Upon Default...........................38

ARTICLE X  VESTING AND TERMINATION OF EMPLOYMENT......................................39

         10.1     Matchable, Unmatched, Qualified Nonelective and
                  Rollover Contributions..............................................39
         10.2     Matching Employer Contributions.....................................39
         10.3     Forfeitures.........................................................40

ARTICLE XI  PAYMENT OF BENEFITS OTHER THAN WITHDRAWALS................................41

         11.1     Forms of Payment....................................................41
         11.2     Modification or Revocation of Form of Payment Election..............41
         11.3     Stock Election......................................................41
         11.4     Consent Requirements................................................42
         11.5     Valuation and Payment Procedures for Lump Sum Payments..............42
         11.6     Valuation and Payment Procedures for Installment Payments...........43
         11.7     Time of Payment and Minimum Distribution Requirements...............44
         11.8     Direct Rollover Distributions.......................................45
         11.9     Distributions on Sales of Businesses or Transfers to
                  Non-Affiliated Companies............................................46

ARTICLE XII  ADMINISTRATION OF THE VIP................................................47

         12.1     Appointment Of Committee............................................47
         12.2     Organization And Operation Of The Committee --......................47
         12.3     Expenses............................................................48
         12.4     Duties, Powers and Responsibilities of the Retirement Committee.....48
         12.5     Required Information................................................49
         12.6     Indemnification.....................................................49
         12.7     Claims And Appeal Procedure.........................................49
         12.8     Liability of Committee Members......................................51
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
         12.9     Reliance on Reports and Certificates................................51
         12.10    Member's Own Participation..........................................51
         12.11    Fiduciary Indemnification...........................................51
         12.12    Allocation of Responsibilities......................................51
         12.13    Multiple Capacities.................................................51

ARTICLE XIII  AMENDMENT AND TERMINATION...............................................52

         13.1     Right to Amend or Terminate.........................................52
         13.2     Distribution of Funds Upon Termination of the VIP...................52

ARTICLE XIV  GENERAL PROVISIONS.......................................................53

         14.1     Employment Relationships............................................53
         14.2     Non-Alienation of Benefits..........................................53
         14.3     Qualified Domestic Relations Order..................................53
         14.4     Exclusive Benefit of Employees......................................53
         14.5     Merger, Consolidation or Transfer of Assets or Liabilities..........53
         14.6     Appointments of Trustee.............................................53
         14.7     Discretion of the Board of Directors and the Committee..............53
         14.8     Voting Viacom Inc. Common Stock.....................................54
         14.9     Payments to Minors and Incompetents.................................54
         14.10    Employee's Records..................................................54
         14.11    Titles and Headings.................................................54
         14.12    Use of Masculine and Feminine; Singular and Plural..................55
         14.13    Governing Law.......................................................55

ARTICLE XV  NONDISCRIMINATION AND ANNUAL ADDITION
                  LIMITATIONS.........................................................56

         15.1     Limitation on Salary Reduction Contributions for

                  Plan Years Beginning Before January 1, 1997.........................56
         15.2     Limitation on Salary Reduction Contributions for
                  Plan Years Beginning On and After January 1, 1997...................57
         15.3     Maximum Contribution Percentage for Plan Years
                  Beginning Before January 1, 1997....................................59
         15.4     Maximum Contribution Percentage for Plan Years
                  Beginning On and After January 1, 1997..............................61
         15.5     Limitation on Annual Additions......................................63

ARTICLE XVI  TOP-HEAVY PLAN...........................................................66

         16.1     General Rule........................................................66
         16.2     Top-Heavy Plan......................................................66
         16.3     Definitions.........................................................66
         16.4     Requirements Applicable if VIP is Top-Heavy.........................67

ARTICLE XVII  SIGNATURE...............................................................69

APPENDIX A  SPECIAL PROVISIONS APPLICABLE TO CERTAIN
                  PARTICIPANTS........................................................70
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
APPENDIX B  DIVISIONS NOT INCLUDED IN VIACOM INVESTMENT PLAN..........................85

APPENDIX C............................................................................86

APPENDIX D............................................................................87
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                                                                               1





                                    ARTICLE I

                                   BACKGROUND



         1.1 Viacom International Inc. and its participating subsidiaries adopted the Viacom Employee Investment Fund, which was effective June 4, 1971 for the purpose of providing a convenient way for employees both to save for their retirement and to become shareholders of Viacom International Inc. Prior to June 4, 1971 certain Participants under the Viacom Employee Investment Fund were participants under the CBS Employee Investment Fund. The Viacom Employee Investment Fund (renamed the Viacom Investment Plan, effective January 1, 1984) has been amended from time to time after its adoption to comply with changes in law and certain design changes.

         1.2 Effective as of December 31, 1995, the following plans, and the assets and liabilities thereunder, were merged into the Plan: the "Paramount Communications Inc. Employees' Savings Plan," the "Prentice Hall Computer
Publishing Division Retirement Plan," and the "Blockbuster Entertainment Retirement and Savings Plan" (collectively, the "Merged Plans"). Effective as of December 31, 1995, the Paramount (PDI) Distribution Inc. Employees' Savings Plan, including all of the assets and liabilities thereunder, was merged into the Savings and Investment Plan for Employees of PVI Transmission Inc. and Its Subsidiaries; the resulting plan was named the Savings and Investment Plan for Employees of PVI Transmission Inc. and Paramount (PDI) Distribution Inc. (the "SIP"). Effective January 1, 1996, the SIP was amended to be substantially identical to the provisions of this Plan as in effect on that date. The provisions contained herein with respect to the SIP reflect and incorporate all amendments made to the SIP on and after January 1, 1996. Effective as of the close of business on December 31, 1996, the SIP, including all of its assets and liabilities thereunder, was merged into the Plan. All provisions of the Merged Plans and the SIP that are required to be protected under Section 411(d)(6) of the Internal Revenue Code of 1986, as amended, have been protected in the VIP.

         1.3 The resulting consolidated Viacom Investment Plan constitutes an amendment to and restatement of the Viacom Investment Plan in effect on December 31, 1995. Transition rules dealing with certain provisions of the Merged Plans and the SIP are incorporated into Appendix A of this Plan and shall supersede any other provisions of this Plan, where contrary. This amendment and restatement is generally effective January 1, 1996, except as otherwise specifically provided herein, as otherwise required by law, or as otherwise provided in resolutions of the Board or its designee.

         1.4 It is the intention of the Employers that the amended Viacom Investment Plan and Trust shall meet the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and of the Internal Revenue Code of 1986, as amended (the "Code") and shall continue to be qualified and exempt under Sections 401(a) and 501(a) of the Code, and shall qualify under such requirements as a profit sharing plan that includes a cash or deferred arrangement within the meaning of Section 401(k) of the Code.

         1.5 The rights of any Employee or former Employee whose employment terminated prior to the effective date of any amendment and the rights of the Beneficiary of such Employee or former Employee shall be governed by the terms of the Plan (including any merged-in or predecessor plan) as in effect at the time of such termination of employment, except in the event such Employee is rehired and except as otherwise specifically provided herein, or as required by law.


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                                   ARTICLE II

                                   DEFINITIONS

         2.1 "Accounting Period" shall mean the period of four or five consecutive calendar weeks in a calendar month used by each Employer in the maintenance of Participant and Employer Accounts.

         2.2 "Account(s)" shall mean with respect to any Participant the accounts maintained by the Committee or its designee with respect to which are allocated Salary Reduction Contributions, After-Tax Contributions, Rollover Contributions, Matching Employer Contributions, and any other contributions or direct transfers made to the VIP on behalf of any Participant or Beneficiary. In addition, the Committee shall allocate amounts and otherwise adjust each such Account in accordance with Article VI and Appendix A.

         2.3 "Actual Deferral Percentage" with respect to any group of actively employed eligible Participants for a Plan Year shall mean the average of the ratios (calculated separately for each Participant in the group) of:

              (a) The amount of Salary Reduction Contributions authorized by the Participant to be paid to the Trust for such Plan Year plus the amount of any Qualified Nonelective Contributions made for the Plan Year, divided by

              (b) The Participant's Compensation for such Plan Year.

                  Notwithstanding the foregoing, for purposes of this Paragraph, "Compensation" for any year shall mean the total amount of wages paid by the Employer to a Participant within the meaning of Section 3401(a) of the Code (without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)) and all other payments of compensation to a Participant by an Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a written statement under Sections 6401(d), 6051(a)(3) and 6052 of the Code (a Form W-2), modified to include all amounts currently not included in the Participant's gross income by reason of Sections 125 and 402(e)(3) of the Code.

              For purposes of determining Actual Deferral Percentages, any Participant who is suspended from participation pursuant to Paragraphs 5.5 or 8.1(e) shall be treated as an eligible Participant. Actual Deferral Percentages will be determined in accordance with all applicable requirements (including, to the extent applicable, the family aggregation requirements) of Section 401(k) of the Code and the regulations and other guidance thereunder.

         2.4 "Affiliated Company" shall mean any corporation or other entity that is required to be aggregated with the Company pursuant to Sections 414(b),
(c), (m), or (o) of the Code but only to the extent so required.

         2.5 "After-Tax Contributions" shall mean those contributions made by Participants by means of payroll deduction in accordance with Paragraphs 5.2 and 5.3.

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                                                                               3



After-Tax Contributions are included in each Participant's income for Federal income and Social Security tax purposes and are subject to the limitations of
Article XV.

         2.6 "Annual Addition" shall mean for any Plan Year, Salary Reduction Contributions, Matching Employer Contributions, Qualified Nonelective Contributions, additional Employer contributions pursuant to Paragraph 5.11 (which shall be treated as Annual Additions only to the extent and for the limitation year required by regulations or other guidance issued pursuant to Code Section 415), After-Tax Contributions, and forfeitures, if any, allocated to a Participant's Accounts.

         2.7 "Beneficiary" shall mean the person designated by the Participant to receive any death benefits payable hereunder. Each Participant has the right, from time to time, to change any designation of Beneficiary. A designation or change of Beneficiary must be in writing on forms supplied by the Committee and any change of Beneficiary will not become effective until such change of Beneficiary is filed with the Committee whether or not the Participant is alive at the time of such filing; provided, however, that any such change will not be effective with respect to any payments made by the Trustee in accordance with the Participant's last designation and prior to the time such change was received by the Committee. Notwithstanding the above, in the case of any Participant who is married on the date of his death, the Participant's spouse as of his date of death shall be his Beneficiary unless she shall have consented to a different Beneficiary on prescribed forms and before either a notary public or an individual designated by the Committee. In the absence of an effective designation or if a named Beneficiary shall have died, any death benefits payable hereunder on behalf of the Participant shall be distributed to the first of the following classes of successive preference beneficiaries:

              (1)  the Participant's surviving spouse;
              (2)  the Participant's surviving children;
              (3)  the Participant's surviving parents;
              (4)  the Participant's surviving brothers and sisters;
              (5)  the estate of the person last receiving benefits hereunder.

         Any individual who is designated as an alternate payee in a qualified domestic relations order (as defined in Section 414(p) of the Code) relating to a Participant's benefits under this VIP shall be treated as a Beneficiary hereunder, to the extent provided by such order.

         2.8 "Board" shall mean the Board of Directors of the Company.

         2.9 "Break in Service" shall mean a period of severance from service as determined in accordance with Paragraph 4.2 and Paragraph 4.3.

         2.10 "Committee" shall mean the persons appointed to the Retirement Committee to administer the Plan or its designees, in accordance with Article XII.

         2.11 "Company" shall mean Viacom Inc., a Delaware Corporation.

         2.12 "Compensation" shall mean a Participant's base pay for services rendered to the Employer paid during a Payroll Period, including all pre-tax elective contributions made on behalf of a Participant either to a "qualified cash or deferred arrangement" (as defined under Section 401(k) of the Code and applicable regulations) or a "cafeteria plan"


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(as defined under Code Section 125 and applicable  regulations) maintained by an
Employer, plus all overtime pay, annual cash bonuses under the Company's Short-Term Incentive Plan or certain other comparable annual cash bonus plans sponsored by the Company or an Employer, commissions, hazard pay and shift differential pay, but excluding (i) deferred compensation (ii) additional compensation of every other kind, including cash bonuses under the Company's Long Term Performance Plan. Effective for all Plan Years beginning after December 31, 1995, for Participants who are eligible for the Company's Excess Investment Plan, Compensation shall exclude cash bonuses under the Company's Short-Term Incentive Plan and certain other comparable annual cash bonus plans sponsored by the Company or an Employer. The total amount of a Participant's Compensation taken into account for any Plan Year shall not exceed $150,000, or the otherwise applicable annual compensation limitation in effect under Section 401(a)(17) limitation of the Code, as adjusted by the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17) of the Code and the regulations and other guidance issued thereunder. For Plan Years beginning before January 1, 1997, in determining a Participant's Compensation for purposes of the Code Section 401(a)(17) limitations, the family aggregation rules of Section 414(q) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If any Plan Year consists of fewer than twelve months, the Section 401(a)(17) limitation will be multiplied by a fraction, the numerator of which is the number of months in the Plan Year, and the denominator of which is twelve. In the case of an Employee who begins, resumes, or ceases to be eligible to make contributions during a Plan Year, the amount of Compensation included in the Actual Deferral Percentage and Contribution Percentage is the amount of Compensation received by the Participant during the entire Plan Year.

         2.13 "Contribution Percentage" with respect to any specified group of actively employed eligible Participants for a Plan Year shall mean the average of the ratios (calculated separately for each Participant in the group) of:

               (a) the amount of Matching Employer Contributions and After-Tax Contributions, plus the amount of any Salary Reduction Contributions recharacterized pursuant to Paragraph 15.1(c) or 15.3(c), Salary Reduction Contributions treated as Matching Employer Contributions pursuant to Paragraph 15.2(c) or 15.4(c), and any Qualified Nonelective Contributions or additional Matching Employer Contributions made pursuant to Paragraph 15.2(c) or 15.4(c), paid to the Trust Fund on behalf of each such Participant for such Plan Year, to

               (b) the Participant's Compensation for such Plan Year.

                   Notwithstanding the foregoing, (i) for purposes of this Paragraph, "Compensation" for any year shall mean the total amount of wages paid by the Employer to a Participant within the meaning of Section 3401(a) of the Code (without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)) and all other payments of compensation to a Participant by an Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a written statement under Sections 6401(d), 6051(a)(3) and 6052 of the Code (a Form W-2), modified to include all amounts

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                                                                               5


currently not included in the Participant's gross income by reason of Sections 125 and 402(e)(3) of the Code.

               For purposes of determining Contribution Percentages, any Participant who is suspended from participation pursuant to Paragraphs 5.5 or 8.1(e) shall be treated as an eligible Participant. Contribution Percentages will be determined in accordance with the applicable requirements (including, to the extent applicable, the family aggregation requirements) of Section 401(m) of the Code and the regulations and other guidance issued thereunder.

         2.14 "Disability" shall mean a permanent and total disability that qualifies an Employee for benefits under the provisions of the Viacom Long Term Disability Plan. The determination of whether a Participant has incurred a Disability for purposes of this VIP shall be made by the Retirement Committee or its delegate.

         2.15 "Earnings" shall mean the total amount of wages paid by the Employer to a Participant within the meaning of Section 3401(a) of the Code (without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)) and all other payments of compensation to a Participant by an Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a written statement under Sections 6401(d), 6051(a)(3) and 6052 of the Code (a Form W-2).

         2.16 "Employee" shall mean an employee of the Company or an Affiliated Company. A "Full Time Employee" means any Employee who is classified in the Employer's employment records as a full-time Employee. A "Part-Time Employee" means any Employee who is classified in the Employer's employment records as a part-time Employee. Notwithstanding the foregoing, the term "Employee" shall exclude Leased Employees covered by a plan described in Section 414(n)(5) of the Code.

         2.17 (a) "Employer" shall include the Company and any Affiliated Company participating in the Plan as provided in Section 2.17(b). When used in reference to Matching Employer Contributions for a Participant, the term "Employer" will refer to the Employer employing such Participant. When used in reference to the collective obligations of all Employers in the group, the obligation of each Employer will be proportionate to the contributions of or on behalf of its Participants to the VIP.

              (b) If any company is now or becomes an  Affiliated  Company of an
Employer, including the Company, the Retirement Committee may include the employees of that company in the membership of the Plan upon appropriate action by that company necessary to adopt the Plan. In that event, or if any persons become Employees of an Employer as the result of the merger or consolidations or as the result of the acquisition of all or part of the assets or business of another company, the Retirement Committee shall determine to what extent, if any, credit and benefits shall be granted for previous service with the
subsidiary,   associated  or  other  company,   but  subject  to  the  continued
qualifications of the Trust for the Plan as tax-exempt under the Code. The Retirement Committee may exclude the employees of any division of an Employer from membership in the Plan upon appropriate action by the Employer; such excluded divisions to be listed on Appendix B.

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                                                                               6


         2.18 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations issued pursuant to said Act.

         2.19 "Excess Aggregate Contributions" shall mean with respect to each Highly Compensated Participant, the amount equal to the total Matching Employer Contributions made on his behalf and his After-Tax Contributions (including Salary Reduction Contributions which are recharacterized pursuant to Paragraph 15.1(c) or 15.3(c)) determined prior to the application of the leveling procedure described below minus the product of the Participant's Contribution Percentage, determined after the application of the leveling procedure described below, multiplied by the Participant's Compensation, as determined for purposes of Paragraph 2.13. Under the leveling procedure, the Contribution Percentage of the Highly Compensated Participant with the highest such percentage is reduced to the extent required to enable the limitations of Paragraph 15.2(a) or 15.4(a) to be satisfied, or, if it results in a lower reduction, to the extent required to cause such Participant's Contribution Percentage to equal that of the Highly Compensated Participant with the next highest Contribution Percentage. This leveling procedure is repeated until the limitations of Paragraph 15.2(a) or 15.4(a) are satisfied. In no case shall the amount of Excess Aggregate Contributions with respect to any Highly Compensated Participant exceed the After-Tax Contributions and Matching Employer Contributions made on behalf of such Participant in any Plan Year.

         2.20 "Excess Salary Reduction Contributions" shall mean with respect to each Highly Compensated Participant, the amount equal to total Salary Reduction Contributions on behalf of the Participant (determined after the application of Paragraph 15.1(b) or 15.3(b) and prior to the application of the leveling procedure described in that section) plus any Qualified Nonelective Contributions made pursuant to Paragraph 15.1(d) or 15.3(d) minus the product of the Participant's Actual Deferral Percentage (determined after application of Paragraph 15.1(b) or 15.3(b) and after the leveling procedure described below) multiplied by the Participant's Compensation, as determined under Paragraph 2.3. In accordance with the regulations issued under Section 401(k) of the Code, Excess Salary Reduction Contributions shall be determined by a leveling procedure under which the Actual Deferral Percentage of the Highly Compensated Participant with the highest such percentage shall be reduced to the extent required to enable the limitation of Paragraph 15.1(a) or 15.3(a) to be satisfied, or, if it results in a lower reduction, to the extent required to cause such Highly Compensated Participant's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Participant with the next highest Actual Deferral Percentage. This leveling procedure shall be repeated until the limitations of Paragraph 15.1(a) or 15.3(a) are satisfied.

         2.21 "Former Participant" shall mean a person whose active participation in the VIP shall have terminated by reason of death, Disability, retirement, transfer to an Affiliated Company or other affiliated entity that is not an Employer, termination of employment, or any other reason, but who still has a participating interest in the VIP.

         2.22 "Fund" shall mean the Trust Fund held by the Trustee in accordance with the Trust Agreement and, effective July 1, 1993, will consist of separate Funds as herein described. The Company or the appropriate Named Fiduciary shall have the authority, consistent with the terms of the Trust Agreement, to appoint a designated investment manager (as defined in ERISA Section 3(38)), who shall have the authority to invest and manage all or any part of the assets of the Funds. To the extent the Trustee is directed by the Committee or a designated investment manager, the Trustee may invest and reinvest in collective investment funds (as authorized by ERISA and any related governmental regulations and rulings) maintained by the Trustee for the investment of assets of employee benefit plans qualified under Section 401(a) and exempt under Section 501(a) of the Code whereupon the instrument or instruments establishing such collective investment funds, as amended from time to time, shall constitute a part of this VIP with respect to any assets of the VIP which are invested in such funds.

              The Funds described herein also include: (1) amounts transferred from the SIP which, upon such transfer, were invested in the Funds as directed under such Plan by each affected Participant and (2) amounts transferred from the Merged Plans (which, effective January 1, 1997, include the SIP), which upon such transfer, were invested among the Funds as directed by each affected Participant.

              The Funds described herein include:

              (a) "Viacom Inc. Stock Fund" consists of Viacom Inc. common stock in Class B non-voting shares. The value of this fund is directly determined by the market value of Viacom B shares.

              (b) "Capital Research EuroPacific Growth Fund" invests in stocks of companies outside the U.S. The Capital Research EuroPacific Growth Fund presents a high level of risk.

              (c) "Putnam Voyager Fund" holds a portfolio of common stocks of companies which have potential for high capital growth. The fund is designed to offer above-average risk with above-average earnings potential.

              (d) "Putnam Investors Fund" invests in common stock of well-known, medium-to-large companies that have been industry leaders. These investments provide returns from dividends and capital appreciation over the long term. The fund is designed to offer above-average investment risk and above-average potential earnings.

              (e) "Putnam Growth and Income Fund" invests primarily in common stocks that offer potential for capital growth and current income. The fund is designed to offer moderate risk with moderate potential returns.

              (f) "George Putnam Fund" invests in a balanced portfolio of stocks and bonds that seeks to produce capital growth and current income. These investments are designed to offer moderate risk with moderate potential returns.

              (g) "Putnam Income Fund" invests in corporate and government bonds. This fund are designed to offer a lower level of risk with lower levels of potential earnings.

              (h) "Certus Interest Income Fund" seeks to preserve principal while offering a competitive and predictable rate of return. This fund is invested primarily in investment contracts issued and endorsed by insurance companies and banks in which the interest rate is fixed for the term of the contract.

         2.23 "Highly Compensated Participant" shall include those Employees who meet the definition of "Highly Compensated Employee" as determined under Section 414(q) of the Code and the regulations issued thereunder, as set forth herein. The term "Highly Compensated Employee" includes "Highly Compensated Active Employees" and "Highly Compensated Former Employees" and shall be determined as follows:

              (a) Effective for Plan Years beginning before January 1, 1997:

                  (1) a "Highly Compensated Active Employee" means an Employee of the Company or Affiliated Company who performs services for the Company or Affiliated Company during the current Plan Year (the "Determination Year") and who, during the preceding Plan Year (the "Look-Back Year"), was an Employee who:

                           (i)  received   Compensation  in  excess  of  $75,000
                  (adjusted at the same time and in the same manner as under Section 415(d) of the Code),

                           (ii) received Compensation in excess of $50,000 (adjusted at the same time and in the same manner as under Section 415(d) of the Code) and was a member of the "Top-Paid Group", or

                           (iii) was an Officer  earning more than fifty percent
                  (50%) of the dollar limitation under Section 415(b)(1)(A) of the Code.

                  (2) A "Highly Compensated Active Employee" also includes an Employee described in the preceding sentence if

                           (i) the term "Determination  Year" is substituted for
                  the term "Look-Back Year" and the Employee was one of the 100 Employees who earned the most Compensation during the Determination Year, or

                           (ii) the Employee was at any time during the Determination Year or the Look-Back Year a five percent (5%) owner of the Employer as defined in Section 416(i)(1) of the Code.

              (b) Effective for Plan Years beginning on and after January 1, 1997, "Highly Compensated Active Employee" means an Employee described in Code
Section 414(q) and the regulations thereunder, who performs services for the Company or an Affiliated Company during the Plan Year and is in one or more of the following groups:

                  (1) Employees who at any time during the Determination Year or the Look-Back Year were owners (as defined in Code Section 318) of more than five percent of the outstanding stock of the Company or an Affiliated Company, or stock possessing more than five percent of the total combined voting power of all stock of the Company and its Affiliated Companies.

                  (2) Employees who received Compensation during the Look-Back Year in excess of $80,000 (adjusted for increases in the cost of living at the same time and in the same manner permitted under Code Section 415(d)).

                  The determination of "Highly Compensated Active Employee" may be made by the Company or an Affiliated Company on the basis of the "Top-Paid Group" election or the substantiation guidelines in accordance with such regulations, notices or other guidance issued under Code Section 414(q).

         (c) The "Top-Paid Group" for any Determination Year or Look-Back Year shall include all Employees who are in the top twenty percent (20%) of all Employees on the basis of Compensation. For purposes of determining the number of employees in the "Top-Paid Group," the following Employees are disregarded:

                  (1) Employees who have not completed six months of service by the end of the year;

                  (2) Employees who normally work less than 17 1/2 hours per week for the year;

                  (3) Employees who normally work during less than six months during any year;

                  (4) Employees who have not attained age 21 by the end of such year; and

                  (5) Employees who are nonresident aliens receiving no United States source income within the meaning of Sections 861(a)(3) and 911(d)(2) of the Code.

         (d) For Plan Years beginning before January 1, 1997, for purposes of determining the number of Employees who will be considered "Officers," no more than fifty (50) Employees (or, if less, the greater of three (3) Employees or ten percent (10%) of the Employees), excluding those Employees who are excluded for purposes of determining the Top-Paid Group under the preceding paragraph, shall be treated as Officers. If for any year no Officer has earned more than fifty percent (50%) of the dollar limitation under Section 415(b)(1)(A) of the Code, the highest paid Officer of the Company or a member of the Controlled Group shall be treated as having earned such amount.

         (e) A "Highly Compensated Former Employee" means an Employee who separated from service prior to the Determination Year, who performed no services for an Employer during the Determination Year, and who was a Highly Compensated Active Employee for either such Employee's separation year or any Determination Year ending on or after the Employee's 55th birthday.

         (f) For Plan Years beginning before January 1, 1997, if during a Determination Year a Highly Compensated Participant is a five percent (5%) owner or one of the ten (10) most Highly Compensated Participants on the basis of Compensation paid during such Determination Year, then such Employee shall be subject to the family aggregation requirements of Section 414(q)(6) of the Code, and the Compensation and contributions paid to or on behalf of all family members who are Employees shall be aggregated with and attributable to the Highly Compensated Participant. For this purpose, family members shall include the Highly Compensated Participant's spouse and lineal ascendants or descendants and the spouse of such lineal ascendants or descendants.

         (g) For purposes of determining Highly Compensated Employees, "Compensation" for a Determination Year or a Look-Back Year shall be determined in the same manner as "Earnings" in Paragraph 2.15 of the VIP, increased by pre-tax amounts described in Sections 125 and 402(e)(3) of the Code under plans maintained by the Company or similar amounts under plans maintained by an Affiliated Company.

         (h) Notwithstanding the foregoing, the determination of Highly Compensated Participants may be made under the calendar year calculation election under the regulations issued pursuant to Code Section 414(q). In accordance with such election, if it is made by the Committee or its designee, each Look-Back Year calculation shall be based on the calendar year ending within the applicable Determination Year. Such election shall apply to all other plans maintained by an Affiliated Company. The Committee or its designee may elect to apply the calendar year election for any Plan Year. Further, the Committee or its designee may elect to apply such other rules for determining Highly Compensated Employees, including substantiation guidelines, as issued pursuant to Code Section 414(q).

      2.24 "Hour of Service" shall mean each hour credited under Paragraph 4.2.

      2.25 "Leased Employee" shall mean any person as defined in Section 414(n)(2) of the Code.

      2.26 "Matchable Contributions" shall mean a Participant's Salary Reduction Contributions which are made pursuant to Paragraphs 5.1 and 5.3, with respect to which Matching Employer Contributions are made.

      2.27 "Matching Employer Contributions" shall mean contributions made by each Employer in accordance with Paragraph 5.7 and which are subject to the limitations of Article XV.

      2.28 "Merged Plans" shall mean the following plans merged into the VIP effective January 1, 1996: (i) the Paramount Communications Inc. Employees'
Savings Plan, (ii) the Prentice Hall Computer Publishing Division Retirement Plan, (iii) the Blockbuster Entertainment Retirement and Savings Plan, and (iv) effective January 1, 1997, the SIP. Special provisions applicable to Participants who were participants in the Merged Plans are set forth in Appendix A.

      2.29 "Parental Leave" shall mean, for purposes of determining Vesting Service under Paragraph 4.3, a period in which the Employee is absent from work immediately following his active employment because of the Employee's pregnancy, the birth of the Employee's child or the placement of a child with the Employee in connection with the adoption of that child by the Employee, or for purposes of caring for that child for a period beginning immediately following that birth or placement. Parental Leave shall include such periods of leave described in the Family and Medical Leave Act of 1993 solely to the extent required thereunder.

      2.30 "Participant" shall mean an Employee who meets the eligibility requirements set forth in Article III herein and who has on file with the Company an authorization to withhold or reduce part of his Compensation as a periodic contribution to the VIP. Such term shall, if the context shall permit, include a Former Participant.

      2.31 "Payroll Period" shall mean the regular period (whether weekly or biweekly or semimonthly or otherwise) on which Compensation payments are based.

      2.32 "Plan Year" shall mean the twelve-month period which begins on each January 1.

      2.33 "Predecessor Company" shall mean (i) CBS, (ii) Viacom International Inc., an Ohio Corporation (and its legal predecessors), (ii) Paramount Communications Inc., (iii) Blockbuster Entertainment Inc., and (v) any other organization which has been acquired by the Employer or an Affiliated Company. For purposes of this Plan, CBS shall mean CBS Inc., a New York Corporation and any subsidiary company related to CBS Inc. before June 4, 1971 that participated in the CBS Employee Investment Fund.

      2.34 "Qualified Nonelective Contributions" shall mean contributions that are made pursuant to Paragraphs 15.1(d), 15.2(c), 15.3(d) and 15.4(c), meet the requirements of Section 401(m)(4)(C) of the Code and the regulations issued thereunder, and which are designated as a Qualified Nonelective Contribution for purposes of satisfying the limitations of Paragraphs 15.1(a), 15.2(a), 15.3(a) or 15.4(a). Qualified Nonelective Contributions shall be nonforfeitable when made and are distributable only in accordance with the distribution and withdrawal provisions that are applicable to Salary Reduction Contributions under the VIP; provided, however, that Qualified Nonelective Contributions may not be withdrawn on account of financial hardship. If any Qualified Nonelective Contributions are made, the Company shall keep such records as necessary to reflect the amount of such contributions made for purposes of satisfying the limitations of Paragraphs 15.1(a), 15.2(a), 15.3(a) or 15.4(a). Qualified Nonelective Contributions may be taken into account for purposes of the limitations in Paragraphs 15.1(a), 15.2(a), 15.3(a) or 15.4(a) only if the nondiscrimination and plan aggregation conditions described in Treasury Regulation sections 1.401(m)-1(b)(5) and 1.401(k)-1(b)(5) and any other guidance issued thereunder are satisfied.

      2.35   "Rollover   Contributions"   shall  mean   contributions   made  by
Participants in accordance with Paragraph 5.12.

      2.36  "Salary  Reduction   Contributions"   shall  mean  pre-tax  elective
contributions within the meaning of Section 401(k) of the Code and the regulations thereunder made by Participants in accordance with Paragraph 5.3. Salary Reduction Contributions are subject to the limitations of Article XV.

      2.37 "Severance Date" shall mean the date upon which service is severed as determined under Paragraphs 4.2 and 4.3.

      2.38 "SIP" shall mean the Savings and Investment Plan for Employees of PVI Transmission Inc. and Paramount (PDI) Distribution Inc. as in effect from January 1, 1996 through December 31, 1996.

      2.39 "Stock" shall mean any class of common or preferred stock of Viacom Inc., a Delaware corporation; provided, however, that effective January 1, 1995, Matching Employer Contributions made in Stock shall be made in shares of Class B Viacom Inc. common stock.

      2.40 "Trust Agreement" shall mean the trust agreement by and among the Employers and the Trustee, dated as of January 1, 1996, as the same may at any time and from time to time be amended.

      2.41 "Trustee" shall mean the Trustee acting under the Trust Agreement.

      2.42 "Unmatched Contributions" shall mean Salary Reduction Contributions and After-Tax Contributions made by Participants in accordance with Paragraphs
5.2 and 5.3, with respect to which Matching Employer Contributions are not made.

      2.43 "Valuation Date" shall mean, effective January 1, 1996, any day on which the American Stock Exchange or any successor to its business is open for trading, or such other date as may be designated by the Committee.

      2.44 "Vesting Service" shall mean an Employee's service, as determined under Paragraph 4.3.

      2.45 "VIP" shall mean the Viacom Investment Plan as described herein and any amendment thereto.

      2.46 "Year of Eligibility Service" shall mean the period of Service as defined in Paragraph 4.2 which is used in determining an Employees' eligibility to participate in the VIP.

      2.47  "Year of Vesting  Service"  shall  mean the  period of  Service,  as
defined  in  Paragraph   4.3,   which  is  used  in  determining  an  Employee's
nonforfeitable right to Matching Employer Contributions.

                                   ARTICLE III

                          ELIGIBILITY FOR PARTICIPATION


         3.1 Eligibility:

             (a)(i) Each Employee in the employ of an Employer on January 1, 1996 who was a Participant in the VIP or a Merged Plan (with the exception of the SIP) on December 31, 1995 shall automatically continue to be a Participant in the VIP as of January 1, 1996.

             (ii) Each Employee in the employ of an Employer on January 1, 1997 who was a Participant in the SIP on December 31, 1996 shall automatically continue to be a Participant in the VIP as of January 1, 1997.

             (b)(i) Each other Full-Time Employee of an Employer will be eligible to become a Participant on the first day of the month in which he attains age 21 and completes one Year of Eligibility Service; provided that he is employed by an Employer at such time and he satisfies the requirements of Paragraph 3.2.

             (ii) Each other Part-Time Employee of an Employer will be eligible to become a Participant on the first day of the month following the month in which she attains age 21 and completes one Year of Eligibility Service, provided that he is employed by an Employer at such time and he satisfies the requirements of Paragraph 3.2

             (c) Notwithstanding the foregoing, the following persons are not eligible to participate under the VIP: (i) any Employee who is a non-resident alien of the United States, (ii) any Employee included in a group determined by the Board not to be eligible for participation in the VIP, (iii) any Employee included in a classification of hourly employees whose terms and conditions of employment are subject to the provisions of a collective bargaining agreement, unless the terms of the collective bargaining agreement provide for eligibility for participation in the VIP, (iv) any Employee of a foreign Employer who is a United States citizen, unless specifically determined by the Company to be eligible for participation in the VIP, (v) a Leased Employee, and (vi) Employees who do not receive payment for services directly from the Company's United
States payroll, employees of employment agencies which are not an Affiliated Company, and persons whose services are rendered pursuant to written arrangements which expressly recite that the service provider is not eligible for participation in the Plan shall not be eligible to participate in the Plan.

             (d) The preceding notwithstanding, any Full-Time Employee or Part-Time Employee who has satisfied the applicable service requirements prior to commencing employment with the Employer by reason of prior service credited under Paragraph 4.1 will be eligible to become a Participant on the first day of his employment with the Employer.

         3.2 Method of Becoming a Participant: An eligible Employee may become a Participant (or resume participation in accordance with Paragraph 5.5) by making written application to participate in the VIP under the appropriate procedures prescribed the Committee. An Employee's participation will become effective as soon as is administratively practical following the date such election is received by the Committee.

         3.3 Reemployed Participants: An Employee who was a Participant in the VIP or who satisfied the requirements of Paragraph 3.1 but did not enroll under Paragraph 3.2 and whose employment with an Employer has terminated but who subsequently is reemployed shall again become a Participant or eligible to become a Participant on the first date on which he is reemployed by an Employer, satisfies the requirements of Paragraph 3.2 and, if such Employee is a Part-Time Employee, completes an Hour of Service. A Part-Time Employee who did not satisfy the requirements of Paragraph 3.1 and whose employment with an Employer has terminated shall, after a one-year Break in Service, be treated as a newly-hired Employee upon his reemployment by an Employer. A Part-Time Employee who did not satisfy the requirements of Paragraph 3.1 and whose employment with an Employer has terminated shall, if he is rehired before the end of a one-year Break in Service, be eligible to become a Participant in accordance with Paragraphs 3.1 and 3.2, with his Hours of Service being measured from his original date of hire. If a Full-Time Employee's Eligibility Service is severed prior to the completion of a Year of Eligibility Service, his period of Eligibility Service prior to severance shall be aggregated with his period of Eligibility Service subsequent to reemployment. If a Full-Time Employee's Eligibility Service is severed prior to the completion of a Year of Eligibility Service but he is reemployed within the 12 consecutive month period commencing on his Severance Date, the period of severance shall constitute Eligibility Service. In all such cases, Vesting Service for periods after reemployment shall be determined in accordance with the provisions of the Plan in effect during such reemployment.

         3.4 Events Affecting Participation. If a Participant is transferred to employment with an Affiliated Company, or any other business affiliated with the Company, that is not participating in the VIP, or is transferred to a classification of employment with the Company or an Affiliated Company that makes him ineligible to participate under Paragraph 3.1(c), his active participation under the VIP shall be suspended. During the period of his employment in such ineligible position, he shall not be eligible to have allocated to his account any contributions made under Paragraphs 5.1, 5.2, or 5.7.

                                   ARTICLE IV

                                     SERVICE

         4.1 Companies For Whom Credited. Except as otherwise provided, Service with respect to any Employee shall mean periods of employment with the Company, an Affiliated Company (on or after the date of affiliation unless determined otherwise by the Committee), and any predecessor corporation of an Employer, or a corporation merged, consolidated or liquidated into the Employer or a predecessor of the Employer, or a corporation, substantially all of the assets of which have been acquired by the Employer, if the Employer maintains a plan of such a predecessor corporation or corporation whose assets were acquired. If the Employer does not maintain a plan maintained by such a predecessor, periods of employment with such a predecessor shall be credited as Service only to the extent required under regulations prescribed by the Secretary of the Treasury pursuant to Section 414(a)(2) of the Code. Notwithstanding anything to the contrary herein, an Employee's periods of employment with PVI Transmission Inc. and its Subsidiaries and Paramount (PDI) Distribution Inc., including periods of employment prior to January 1, 1997, shall be credited under the VIP for purposes of determining an Employee's eligibility and vesting, subject to applicable limitations herein. Effective January 1, 1997, any Employee who, on the date immediately preceding the date on which such individual became an Employee, was an employee of Spelling Entertainment Group Inc. ("Spelling") and who is an Employee on or after January 1, 1997, shall be credited with Eligibility Service and Vesting Service for such Employee's period of employment with Spelling (including periods of employment prior to January 1, 1997).

             In all events, periods recognized in a Merged Plan on behalf of a Participant shall be recognized as Eligibility Service and as Vesting Service, as appropriate, under the VIP on behalf of such Participant and in no event will a Participant be credited with less Eligibility Service or Vesting Service under the VIP than the service with which the Participant was credited under the terms of the Merged Plan on December 31, 1995 (or, in the case of the SIP, December 31, 1996).

         4.2 Year of Eligibility Service:

             (a) Full-Time Employees: Effective January 1, 1996, a Full-Time Employee's Eligibility Service shall be measured in years and days (with each consecutive 365 days of Service being equivalent to one Year of Eligibility Service) from the date on which employment commences with the Company or an Affiliated Company (including periods of employment credited pursuant to Paragraph 4.1) to the Employee's Severance Date. Except as provided in Paragraph
4.1 or Appendix A, for Employees who were employed by the Company or an Affiliated Company prior to January 1, 1996, Eligibility Service shall be equal to the sum of (1) the Employee's Eligibility Service as of December 31, 1995, determined under the provisions of the Plan as then in effect, plus (2) the Employee's Eligibility Service under this Paragraph 4.2(a), determined as if the Employee's date of hire were January 1, 1996. Eligibility Service shall include, by way of illustration but not by way of limitation, the following periods:

                  (i) Any leave of absence from employment which is authorized by the Company, by an Affiliated Company or predecessor, or other employer described in Paragraph 4.1; and

                  (ii) Any period of military service in the Armed Forces of the United States required to be credited by law; provided, however, that the Employee returns to the employment of the Company, Affiliated Company or predecessor or other employer described in Paragraph 4.1 within the period his or her reemployment rights are protected by law.

             Fractional years shall be disregarded; provided, however, that all Years of Eligibility Service prior to and subsequent to any period of severance shall be aggregated. Notwithstanding the foregoing, if an Employee's service is severed but he is reemployed within the 12 consecutive month period commencing on his Severance Date, the period of severance shall constitute Eligibility Service.

             A Full-Time Employee's "Severance Date" means the earlier of the date on which he resigns, retires, is discharged or dies, or the first anniversary of the date on which he is first absent from service, with or without pay, for any other reason such as vacation, sickness, disability, or leave of absence; provided, however, that if a Full-Time Employee is absent beyond such first anniversary date by reason of Parental Leave, his Severance Date shall be the second anniversary of the first date of such absence. The twelve-month period beginning on the first anniversary of the first date of such absence and ending on the second anniversary of such absence shall be a year of absence and shall not be credited to the Full-Time Employee as a Year of Vesting Service nor as a period of severance under the VIP. A one-year period of severance shall occur if a Full-Time Employee's employment is severed and the Full-Time Employee is not reemployed within the 12 consecutive month period commencing on his Severance Date.

             (b) Part-Time Employees A Part-Time Employee shall complete a Year of Eligibility Service if he completes at least 1,000 Hours of Service during the twelve consecutive month period beginning with the date the Part-Time Employee commences employment or re-employment with the Company or an Affiliated Company or during the Plan Year commencing within such twelve-month period or any Plan Year thereafter. No Eligibility Service is counted for any computation period in which an Employee completes less than 1,000 Hours of Service. For purposes of applying Paragraph 3.3 to any Part-Time Employee, a one-year Break in Service shall occur if an Employee completes less than 501 Hours of Service in any computation period. An "Hour of Service" means, with respect to any applicable computation period, the number of hours recorded on the Employee's time sheets or other records used by the Employer to record an Employee's time for which he is directly or indirectly compensated by an Employer or the number of hours for which the Employee is directly or indirectly compensated by an Affiliated Company, an other affiliated entity or a Predecessor Company if such Predecessor Company maintained a qualified plan which is continued by an Employer, but only if such service with an Affiliated or Predecessor Company or other affiliated entity otherwise meets the requirements of this section and only to the extent the Board of Directors by resolution specifically so determines, consistent with regulations adopted by the Secretary of the Treasury; provided that seven hours shall be credited for each calendar day which is a scheduled workday for the Employer, Affiliated Company, Predecessor Company or other affiliated entity, up to a total of 501 Hours of Service on account of any single continuous period during which the Employee performs no duties and for which the Employee is on:

                  (i) an unpaid leave approved by the Employer, including a personal leave of absence, vacation leave, sick leave or disability leave approved by the Employer, provided he returns to Employment upon the expiration of such leave,

                  (ii) unpaid jury duty, or

                  (iii) unpaid military leave of absence in the Armed Forces of the United States arising from a compulsory military service law or a declared national emergency and as may be approved by the Board, provided the Employee returns to the employment of the Employer within 90 days (or such longer period as may be provided by law for the protection of re-employment rights) after his discharge or release from active military duty.

                        The term Hour of Service shall also include each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed by an Employer. Such Hours of Service shall be credited to the Employee for the Plan Year or Years to which the award pertains.

                        Hours of Service as defined above shall be computed and credited in accordance with paragraphs (b) and (c) of section 2530.200b-2 of the Department of Labor Regulations.

         4.3 Year of Vesting Service:

             Effective January 1, 1996, a Full-Time or Part-Time Employee's Vesting Service shall be measured in years and days (with each consecutive 365 days of Service being equivalent to one Year of Vesting Service) from the date on which employment commences with the Company or an Affiliated Company (including periods of employment credited pursuant to Paragraph 4.1) to the Employee's Severance Date. Except as provided in Paragraph 4.1 or Appendix A, for Employees who were employed by the Company or an Affiliated Company prior to January 1, 1996, Vesting Service shall be equal to the sum of (1) the Employee's Vesting Service as of December 31, 1995, determined under the provisions of the Plan as then in effect, plus (2) the Employee's Vesting Service under this Paragraph 4.2(a), determined as if the Employee's date of hire were January 1, 1996. Vesting Service shall include, by way of illustration but not by way of limitation, the following periods:

             (a) Any leave of absence from employment which is authorized by the Company, by an Affiliated Company or predecessor, or other employer described in Paragraph 4.1; and

             (b) Any period of military service in the Armed Forces of the United States required to be credited by law; provided, however, that the Employee returns to the employment of the Company, Affiliated Company or predecessor or other employer described in Paragraph 4.1 within the period his or her reemployment rights are protected by law.

             Fractional years shall be disregarded; provided, however, that all Years of Vesting Service prior to and subsequent to any period of severance shall be aggregated. Notwithstanding the foregoing, if an Employee's Vesting Service is severed but he is reemployed within the 12 consecutive month period commencing on his Severance Date, the period of severance shall constitute Vesting Service.

             An Employee's "Severance Date" means the earlier of the date on which he resigns, retires, is discharged or dies, or the first anniversary of the date on which he is first absent from service, with or without pay, for any other reason such as vacation, sickness, disability, or leave of absence; provided, however, that if an Employee is absent beyond such first anniversary date by reason of Parental Leave, his Severance Date shall be the second anniversary of the first date of such absence. The twelve-month period beginning on the first anniversary of the first date of such absence and ending on the second anniversary of such absence shall be a year of absence and shall not be credited to the Employee as a Year of Vesting Service nor as a period of severance under the VIP. A one-year period of severance shall occur if an Employee's employment is severed and the Employee is not reemployed within the 12 consecutive month period commencing on his Severance Date.

         4.4 Additional Service Credit:

             The Committee, in its sole discretion, may provide additional credit for purposes of determining Eligibility Service or Vesting Service, for periods not required to be credited under this Article IV.

                                    ARTICLE V

                                  CONTRIBUTIONS

         5.1 Matchable Contributions:

             (a) A Participant's Matchable Contributions shall mean those contributions made by his Employer as Salary Reduction Contributions (including any Salary Reduction Contributions which are recharacterized pursuant to Paragraph 15.1(c) or 15.3(c)), which may be in an amount equal to a stated whole percentage, as indicated in 5.1(b) below, of his Compensation, subject to Paragraph 5.14.

             (b) The amount of a Participant's Salary Reduction Contribution that is eligible to be Matchable Contributions, as a stated whole percentage of Compensation, is determined as a percentage of Prior Year Base Pay (as defined in subparagraph (c)) according to the following:

      Prior Year Base Pay                       Matchable Contribution
      -------------------                       ----------------------

      Up to $65,000                                    1% to 6%
      More than $65,000                                1% to 5%


             (c) Solely for purposes of 5.1(b) above, a Participant's Prior Year Base Pay shall be determined as follows:

             (i) For Employees who were Participants in the VIP or a Merged Plan on or prior to January 1, 1996, Prior Year Base Pay shall equal:


                (A) For the 1996 Plan Year, the Participant's annual rate of base pay as of August 1, 1995, or, if later, as of the date the Participant first became an Employee of an Employer.

                (B) For Plan Years following 1996, the Participant's annual rate of base pay as of October 1 of the preceding year.

             (ii) For Employees who become Participants after January 1, 1996 and prior to October 1 of a Plan Year, the Participant's annual rate of base pay as of October 1 of the preceding Plan Year, or if later, the date the Participant first became an Employee of an Employer.

             (iii) For Employees who become Participants after January 1, 1996 and on or after October 1 of a Plan Year:

                (A)  For  the   initial   Plan   Year  of   participation,   the
Participant's annual rate of base pay as of the date the Participant became an Employee of an Employer or, if later, October 1 of the preceding Plan Year.

                (B) For each subsequent Plan Year, the Participants' annual rate of base pay as of October 1 of the preceding Plan Year.

         5.2 Unmatched Contributions: A Participant's Unmatched Contributions shall mean (i) those contributions in excess of Matchable Contributions made by his Employer as Salary Reduction Contributions, that may be in an amount equal to a stated whole percentage that, when added to such Matchable Contributions, does not exceed 15% of his Compensation, and (ii) those contributions made by the Employee as After-Tax Contributions, that may be in an amount equal to a stated whole percentage from 1% to 15%, inclusively, of his Compensation. Notwithstanding the foregoing, in no event shall the contributions made under this Paragraph 5.2(i) and 5.2(ii), when added to the Participant's Matchable Contributions made under Paragraph 5.1, exceed 15% of the Participant's Compensation, subject to Paragraph 5.14.

         5.3 Election of Salary Reduction and After-Tax Contributions: Subject to Paragraphs 5.1 and 5.2, each Participant may authorize (pursuant to procedures prescribed by the Committee) his Employer to contribute Salary Reduction Contributions to the VIP on his behalf by payroll deduction, for each Payroll Period within an Accounting Period, which shall be designated as Matchable Contributions to the extent of the first 5% or 6%, whichever is applicable of his Compensation and which shall be designated as Unmatched
Contributions to the extent such amounts exceed 5% or 6%, whichever is applicable, of his Compensation for such Plan Year. Each Participant may, in addition to Salary Reduction Contributions, make an election (pursuant to procedures prescribed by the Committee) to contribute After-Tax Contributions to the VIP by means of payroll deduction for each Payroll Period in an Accounting Period. Such elections will be effective for the first Payroll Period next following the date the election is received by the Committee.

         5.4 Change in Amount or Form of Contributions: The percentage of Compensation designated by the Participant as his Salary Reduction Contributions or After-Tax Contributions will continue in effect, notwithstanding any change in his Compensation, until he elects to change such percentage. A Participant, by making an election in the manner approved by the Committee (including changes made by telephonic instruction as prescribed by the Committee) may change the foregoing percentages at any time in the Plan Year, subject to the limitations herein. Any such change, including a complete suspension, will become effective as of the first Payroll Period practicable following the date such election is processed, and provided, further, that if a Participant's Salary Reduction Contributions or After-Tax contributions are reduced in accordance with Paragraph 15.1(b), 15.2(b), 15.3(b) or 15.4(b), such a reduction will become effective as of the first Payroll Period practicable which begins after the date such reduction is determined by the Committee. A Participant may not make a subsequent change in the amount or form of his or her contributions until 30 days have passed since the prior change.

         5.5 Suspension of Contributions: If a Participant elects to suspend his or her Matchable Contributions to the VIP in accordance with Paragraph 5.4, all Matching Employer Contributions to the Participant's Account will also be suspended.

         5.6 Cessation of Contributions: After-Tax Contributions and Salary Reduction Contributions of a Participant will cease to be effective with the Payroll Period that ends immediately prior to or coincident with:

              (a) the Participant's transfer to (i) an Affiliated Company which is not an Employer, (ii) PVI Transmission Inc. or Paramount (PDI) Distribution Inc. prior to January 1, 1997, (iii) Spelling Entertainment Group Inc. or (iv) such other entity with which the Employer has an affiliation and that is designated by the Committee in its discretion, in which case the Participant's contributions shall be involuntarily suspended for the duration of his employment with such Affiliated Company or entity; if such an employee again becomes an eligible Employee and elects to become a Participant, he must follow the procedure outlined in Paragraph 3.2.

              (b) the Participant's termination of employment for any reason including retirement, death or Disability.

              (c) the Participant's withdrawal of amounts pursuant to Paragraph 8.1(e), but only to the extent required by such Paragraph.

         5.7 Matching Employer Contributions: During each Accounting Period, and subject to Paragraph 5.14, each Employer will contribute an amount equal to 50% of the Matchable Contributions to the VIP made during such Accounting Period on behalf of a Participant of such Employer. Such contributions shall not be limited by the current or accumulated profits of the Employers. In accordance with Paragraph 15.2(c) and 15.4(c), additional Matching Employer Contributions may be made in order to comply with the requirements of Paragraph 15.2(a) or 15.4(a).

         5.8 Remittance of Contributions to Trustee: Amounts deducted from payroll as After-Tax Contributions and Salary Reduction Contributions will be remitted to the Trustee as soon as such contributions can reasonably be segregated from the Employer's general assets but no later than the last day required by the Code and ERISA. Such amounts shall be credited to the Accounts of the respective Participants in accordance with such Participants' investment elections.

         5.9 Remittance of Matching Employer Contributions to Trustee: Matching Employer Contributions will be made in cash or in Stock, as determined by the Board, and as may be permitted by the terms of the Trust Agreement. Amounts contributed by the Employer will be remitted to the Trustee as soon as practicable after the end of a Payroll Period and the Trustee shall purchase Stock with the amounts so paid to it, and credit such amounts to the Viacom Stock Fund. The Committee shall credit such Stock to the Accounts of the respective Participants whose contributions are so paid to the Trustee.

         5.10 Refund of Matching Employer Contributions: All Matching Employer Contributions are hereby conditioned on them being allowed as a deduction for federal income tax purposes by the Employer. A Matching Employer Contribution shall be, as determined by the Committee, refunded to the Employer, used to reduce future Matching Employer Contributions or used to defray administrative expenses, if such contribution:

              (a) was made by a mistake of fact; or

              (b) was made conditioned upon the contribution being allowed as a deduction for federal income tax purposes and such deduction is disallowed, including any advance determination of disallowance pursuant to any guidance issued by the Internal Revenue Service.

         The permissible refund under (a) must be made within one year from the date the contribution was made to the VIP, and under (b) must be made within one year from the date of disallowance of the tax deduction.

         5.11 Additional Employer Contributions: If, with respect to any Plan Year, any Participant's Account is not credited with the amounts of Matchable Contributions, Unmatched Contributions, Matching Employer Contributions, Qualified Nonelective Contributions, if any, or earnings on any such contributions to which such Participant is entitled under the VIP, or if an error is made with respect to the investment of the assets of the Fund which error results in an error in the amount credited to a Participant's Account, and such failure is due to administrative error in determining or allocating the proper amount of such contributions or earnings, the Employer may make additional contributions to the Account of any affected Participant to place the affected Participant's Account in the position that would have existed if the error had not been made.

         5.12 Rollover Contributions:

              (a) A Participant may, with the approval of the Committee, make a Rollover Contribution. A Full-Time Employee who has not completed the eligibility requirements in Article III of the VIP may participate in the VIP solely for purposes of the rollover contribution provisions hereunder. The Trustee shall credit the amount of any Rollover Contribution to the Participant's Account, in accordance with the Participant's designation, as of the date the Rollover Contribution is made.

              (b) The term Rollover Contribution means the contribution of an "eligible rollover distribution" to the Trustee by the Employee on or before the sixtieth (60th) day immediately following the day the contributing Employee receives the "eligible rollover distribution" or a contribution of an "eligible rollover distribution" to the Trustee by the Employee or the trustee of another "eligible retirement plan" (as defined in Section 402(c)(8)(B) of the Code) in the form of a direct transfer under Section 401(a)(31) of the Code.

              (c) The term "eligible rollover distribution" means:

                  (i) part or all of a distribution to the Employee from an individual retirement account or individual retirement annuity (as defined in Section 408 of the Code) maintained for the benefit of the Employee making the Rollover Contribution, the funds of which are solely attributable to an eligible rollover distribution from an employee plan and trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code, (a "conduit IRA"); or

                  (ii) part or all of the amount (other than nondeductible employee contributions) received by such Employee or distributed directly to this VIP on such Employee's behalf from an employee plan and trust described in Code Section 401(a) which is exempt from tax under Code Section 501(a).

             In all events, such amount shall constitute an "eligible rollover distribution" only if such amount qualifies as such under Code Section 402(c) and the regulations and other guidance thereunder and is a distribution of all or any portion of the balance to the credit of the Employee from the distributing plan or conduit IRA other than any distribution: (1) that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or for a specified period of ten years or more; (2) to the extent such distribution is required under Code Section 401(a)(9); (3) to the extent such distribution is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); or (4) that is made to a non-spouse beneficiary.

             (d) Once accepted by the Trust, an amount rolled over pursuant to this Paragraph 5.12 shall be credited to the Participant's Accounts, and invested in the Funds (other than the Viacom Inc. Stock Fund) in accordance with the Participant's directions for such amounts. Thereafter, such rolled over amounts shall be administered and invested in accordance with Articles VI and VII and subject to the distribution provisions set forth in Articles VIII, X and
XI. The limitations of Article XV shall not apply to Rollover Contributions. All Rollover Contributions shall be made in cash and shall be fully vested. No
Matching Employer Contributions shall be made with respect to Rollover Contributions.

         5.13 Transfers of Assets to or from the Savings and Investment Plan for Employees of PVI Transmission Inc. and Paramount (PDI) Distribution Inc. (the "SIP"):

              (a) Effective for periods prior to January 1, 1997, if an Employee transfers from employment with PVI Transmission Inc. or any of its subsidiaries ("PVI") or from employment with Paramount (PDI) Distribution Inc. ("PDI") to employment with an Employer and becomes a Participant hereunder, the VIP, if so directed by the Committee or its designee, will accept a direct transfer from the SIP the entire amount thereunder due a Participant as a participant in that plan. Prior to the transfer of such amounts to the VIP, the affected Participants shall elect, pursuant to such rules that the Committee or its designee shall prescribe, to have such transferred amounts allocated to the Funds. Transferred amounts which are attributable to matching employer contributions under the SIP shall be allocated to the Viacom Inc. Stock Fund. Upon all such transfers, the assets transferred shall retain their character and be treated under the VIP as Salary Reduction Contributions, After-Tax Contributions, or Matching Employer Contributions.

              (b) Effective for periods prior to January 1, 1997, if an Employee transfers from employment with an Employer to employment with PVI or PDI and becomes a Participant under the SIP, the VIP, if so directed by the Committee or its designee, will transfer the assets allocated to such Participant's Accounts hereunder to the trustee of the SIP. Upon all such transfers, the assets transferred shall retain their character and be treated under the SIP as Salary Reduction Contributions, After-Tax Contributions, or Matching Employer Contributions.

              (c) Effective January 1, 1997, the SIP, and all assets and liabilities thereunder, was merged with and into the Plan.

         5.14 Limitation on Contributions: Notwithstanding any other provisions of the VIP to the contrary, in no event may the contributions made to the VIP by or on behalf of any Participant in any Plan Year exceed the percentage elected under Paragraphs 5.1 and 5.2, and the percentage determined under Paragraph 5.7, multiplied by the Participant's Compensation not in excess of the annual compensation limitation in effect under Section 401(a)(17) of the Code, as adjusted by the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17) of the Code and the regulations and other guidance issued thereunder. For Plan Years beginning prior to January 1, 1997, in determining a Participant's Compensation for this purpose, the family aggregation rules of Section 414(q) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If any Plan Year consists of fewer than twelve months, the foregoing Section 401(a)(17) limit will be multiplied by a fraction, the numerator of which is the number of months in the Plan Year, and the denominator of which is twelve.

                                   ARTICLE VI

                              PARTICIPANT ACCOUNTS

         6.1 Valuation of Assets: As of each Valuation Date, the Trustee will determine the total fair market value of all assets then held by it in each Fund. Notwithstanding any other provision of the VIP, to the extent that Participants' Accounts are invested in mutual funds or other assets for which daily pricing is available ("Daily Pricing Media"), all amounts contributed to the Fund will be invested at the time of the actual receipt by the Daily Pricing Media, and the balance of each Account shall reflect the results of such daily pricing from the time of actual receipt until the time of distribution. Investment elections and changes pursuant to Article VII shall be effective upon receipt by the Daily Pricing Media. The provisions of Paragraphs 6.2 and 6.3 shall apply only to the extent, if any, that assets of the Fund are not invested in Daily Pricing Media.

         6.2 Credits to Participant Accounts: Each Participant's Account will be credited with all contributions made by him or on his behalf as well as amounts transferred to the VIP on his behalf. Except as provided in Paragraph 6.1, the Accounts of each Participant will also be credited, as of each Valuation Date, with the Participant's share of the net investment income and any realized and unrealized capital gains of the Funds that occurred since the last Valuation Date. Such Participant's share of such income will be that portion of the total net investment income and capital gains of each such Fund which bears the same ratio to such total as the balance of his Participant Accounts attributable to each such Fund on the preceding Valuation Date bears to the aggregate of the balances of all Participant Accounts attributable to each such Fund as of the preceding Valuation Date.

         6.3 Debits of Participant Accounts: The Accounts of each Participant will be debited with the amount of any withdrawal made by him pursuant to
Article VIII, and with the amount of any distribution made to him or on his behalf pursuant to Articles X and XI. The Accounts of each such Participant will also be debited, as of each Valuation Date, with the Participant's share of any realized and unrealized losses, including capital losses, of the Funds that occurred since the last Valuation Date. The Participant's share of any realized and unrealized losses, including capital losses, will be that portion of the total realized and unrealized losses of each such Fund which bear the same ratio to such total as the balance of his Participant Account attributable to each such Fund on the preceding Valuation Date bears to the aggregate of the balances of all Participant Accounts attributable to each such Fund as of the preceding Valuation Date.

         6.4 Statement of Participant Accounts: As soon as practicable after the completion of a Plan Year or as often as the Committee shall direct, an individual statement will be issued to each Participant showing the value of his Accounts in the Funds, and the outstanding balance due his Loan Subaccount.

                                   ARTICLE VII

                           INVESTMENT OF CONTRIBUTIONS

         7.1  Investment  of  Salary  Reduction   Contributions   and  After-Tax
Contributions: Each Participant will direct, at the time he elects to become a Participant under the VIP, that his Salary Reduction Contributions, his After-Tax Contributions, and his Rollover Contributions, if any, be invested in multiples of 5% in any of the Funds. After a Participant's initial investment of Rollover Contributions, such amounts shall be treated as Salary Reduction Contributions for investment purposes.

         7.2 Investment of Matching Employer Contributions: Matching Employer Contributions will be invested in the Viacom Inc. Stock Fund.

         7.3 Change in Investment Election for Current Contributions: Any change in the Participant's initial investment election under Paragraph 7.1 as to his future Salary Reduction Contributions and After-Tax Contributions shall be made in such manner as determined by the Committee (including changes made by telephonic instructions under terms prescribed by the Committee) and within the limits of Paragraph 7.1, and shall be effective as soon as administratively practicable following the date on which the new election is received by the Trustee.

         7.4 Change in Investment Election for Prior Contributions:

         A Participant may change his investment election as to his prior Salary Reduction Contributions and After-Tax Contributions, in such manner as determined by the Committee (including changes made by telephonic instructions under terms prescribed by the Committee), to be effective as soon as administratively practicable following the date on which the new election is processed.

         7.5  Special   Investment   Elections:   The  Committee  may  authorize
Participants to change their investment elections at times other than those specified in Paragraphs 7.3 and 7.4 if the Committee, in its discretion, deems such changes necessary or desirable. In the event the Committee authorizes such changes, it shall prescribe non-discriminatory rules with respect to the timing and effect of such elections.

         7.6 Special January 1, 1996 Investment Elections: In connection with the change in the VIP's Investment Funds effective January 1, 1996, each Participant shall file an election designating the new Funds in which the portion of his Accounts attributable to his Salary Reduction Contributions, After-Tax Contributions and earnings thereon, determined as of December 31, 1995, shall be invested. Any changes in Investment Funds elected on such forms prescribed by the Committee will be effective as soon as practicable following completion of the conversion to the new Funds. Until the time that such Special January 1, 1996 election is effective, or if a Participant fails to file an election as to his Accounts attributable to his Salary Reduction Contributions, After-Tax Contributions and earnings thereon, determined as of December 31, 1995, such amounts previously designated for investment in funds available under this Plan or the Merged Plans or the SIP prior to January 1, 1996 shall be invested as indicated in Appendix C. The special January 1, 1996 election filed under this Paragraph 7.6 shall apply solely to each Participant's Accounts attributable to Salary Reduction Contributions, After-Tax Contributions and earnings thereon determined as of December 31, 1995, and shall continue in effect until changed by the Participant pursuant to Paragraph 7.4.

         7.7 Fiduciary Responsibility for Investments: The VIP is intended to constitute a plan described in ERISA Section 404(c). To the extent permitted under ERISA, the Trustee, Committee, and all other VIP fiduciaries are relieved of liability for any losses that are the direct and necessary result of all investment instructions given by a Participant or Beneficiary. The Committee and, in accordance with any appropriate direction from the Committee, the Trustee or their designees shall provide information to Participants consistent with ERISA Section 404(c) and the regulations and other guidance issued thereunder.

                                  ARTICLE VIII

                          WITHDRAWALS DURING EMPLOYMENT

         8.1   Withdrawals   of  Salary   Reduction   Contributions,   After-Tax
Contributions,   Matching  Employer  Contributions,   Transferred  Amounts,  and
Rollover Contributions:

               A Participant who has not terminated employment may elect to withdraw amounts attributable to Salary Reduction Contributions, After-Tax Contributions, Matching Employer Contributions, Rollover Contributions and certain amounts transferred to the VIP, including amounts transferred into the VIP from the Merged Plans , and earnings thereon, less the amount of any outstanding loan, in accordance with the provisions of this Article VIII, and according to the order in which subparagraphs (a) through (e) are presented, as the amounts described in each successive subparagraph are exhausted. The minimum amount for any single withdrawal is $500.

         (a)   Withdrawals of After-Tax Contributions:

               A Participant may elect once each Plan Year to withdraw up to 100% of his Account attributable to After-Tax Contributions (but excluding any Salary Reduction Contributions which are recharacterized as After-Tax Contributions pursuant to Paragraph 15.1(c) or 15.3(c)) and the earnings thereon. Any such withdrawals shall be made in the following order, as the amounts described in each successive subparagraph are exhausted:

                           (i)  An   amount   equal   to  all  or  part  of  the
                  Participant's before-1987 After-Tax Contributions to the extent required to exhaust such amounts; provided, however, that if the value of all amounts attributable to After-Tax Contributions plus earnings thereon is less than the net amount of before-1987 After-Tax Contributions, no more than such value may be withdrawn.

                           (ii)  An   amount   equal  to  all  or  part  of  the
                  Participant's post-1986 After-Tax Contributions, and a pro rata portion of the earnings on such after-1986 After-Tax Contributions to the extent required to exhaust such amounts, but no more than the current value of all After-Tax
                  Contributions in the event such value is less than the net amount of such post-1986 After-Tax Contributions.

                           (iii) An amount  equal to all or part of the earnings
                  on the Participant's before-1987 After-Tax Contributions to the extent required to exhaust such amounts.

         (b) Withdrawals of Transferred Amounts or Rollover Contributions:

                           (i) A Participant who has had amounts  transferred to
                  the VIP from the Viacom Employee Stock Ownership Plan, may elect once each Plan Year to withdraw such transferred amounts and the earnings thereon.

                           (ii) A Participant who has made Rollover Contributions to the VIP may elect once each Plan Year to withdraw up to 100% of such Rollover Contributions and earnings thereon.

         (c) Withdrawals of Matching Employer Contributions:

                           (i) A Participant who has participated in the VIP for
                  at least 5 years may elect once each Plan Year to withdraw up to 100% of is Matching Employer Contributions and the earnings thereon.

                           (ii) A Participant  who has  participated  in the VIP
                  for less than 5 years may elect once each Plan Year to withdraw up to 100% of the Matching Employer Contributions to the extent vested pursuant to Paragraph 10.2 which were remitted to the Trustee at least 2 years previously, and the earnings thereon.

                           (iii) In addition to the withdrawals permitted pursuant to subparagraphs (i) and (ii) above, a Participant may elect once each Plan Year to withdraw up to 100% of the vested portion of his Matching Employer Contributions to the extent necessary to satisfy a financial hardship, as defined in Paragraph 8.1(e); provided that no suspension of Salary Reduction and After-Tax Contributions in Paragraph 8.1(e) shall apply.

                           (iv) If a Participant who is less than 100% vested in
                  his or her Matching Employer Contributions receives a withdrawal of Matching Employer Contributions pursuant to this Paragraph 8.1(c), then until such time as the Participant incurs a period of five consecutive one year Breaks in Service or receives a distribution of his or her entire vested Account Balance after termination of employment, the vested portion of the Participant's Account Balance at any point in time following the withdrawal shall be equal to the amount determined under the formula P (AB+D) - D, where P is the Participant's vested percentage at such time, AB is the Participant's Account Balance at such time, and D is the amount of all withdrawals of Matching Employer Contributions previously received by the Participant.

         (d) Withdrawals of Salary Reduction Contributions after attainment of age 59 1/2:

               A Participant who has attained age 59 1/2 may elect once each Plan Year to withdraw up to 100% of the Salary Reduction Contributions made to the VIP on his behalf (including recharacterized Salary Reduction Contributions and Qualified Nonelective Contributions treated as Salary Reduction Contributions, if any), and the earnings thereon.

         (e) Withdrawals of Salary Reduction Contributions on account of financial hardship:

               Upon submission of satisfactory evidence by a Participant of a financial hardship, as defined in this Paragraph, the Committee may direct distribution of part or all of the value of such Participant's Salary Reduction Contributions, and earnings thereon, but only to the extent required to relieve such financial hardship, taking into account such additional amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. No such withdrawal shall be permitted unless the Participant has previously or concurrently withdrawn all amounts otherwise available to him under this Paragraph 8.1. In no event may the Committee direct that such a withdrawal be made to the extent the financial hardship may be relieved from other resources that are reasonably available to the Participant.

               A Participant shall be deemed to have no other resources reasonably available if: (i) the Participant has obtained all withdrawals and distributions currently available to the Participant under the VIP and all other qualified defined contribution plans maintained by the Company or an Affiliated Company; (ii) the Participant has obtained all nontaxable loans reasonably available under the VIP and all other qualified defined contribution plans maintained by the Company or an Affiliated Company, to the extent taking such loan would alleviate the immediate and heavy financial need and only to the extent any required repayment of such loan would not itself cause an immediate and heavy financial need; (iii) the
         Participant agrees to cease all Salary Reduction Contributions and After-Tax Contributions under the VIP as well as all similar contributions to all other qualified defined contribution and non-qualified deferred compensation plans maintained by the Company or an Affiliated Company for a period of at least twelve months from the date of the hardship withdrawal, and (iv) the amount of pre-tax elective contributions under all qualified defined contribution plans maintained by the Company or an Affiliated Company for the year following the year of the withdrawal are limited in accordance with regulations issued under Section 401(k) of the Code.

         For purposes of this Paragraph 8.1(e), the term "financial hardship" shall be determined in accordance with regulations (and any other rulings, notices, or documents of general applicability) issued pursuant to Section 401(k) of the Code and, to the extent permitted by such authorities, shall be limited to any financial need arising from:

                    (1) medical expenses (as defined in Section 213(d) of the Code) previously incurred by the Participant or a Participant's spouse or dependent or expenses necessary for these persons to obtain medical care (as defined in Section 213(d) of the Code) which, in either case, are not covered by insurance,

                    (2) expenses relating to the payment of tuition and related educational fees, including room and board, for the next twelve months of post-secondary education of a Participant, his spouse or dependent,

                    (3) expenses directly relating to the purchase (excluding mortgage payments) of a primary residence for the Participant,

                    (4) expenses relating to the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence, or

                    The minimum withdrawal available under this Paragraph 8.1(e) (including a withdrawal of Matching Employer Contributions under Paragraph 8.1(c)) is $500. Hardship withdrawals shall be paid in a single cash payment and on a pro-rata basis from the Funds (other than the Viacom Stock Fund) in which the Participant's Account is invested. For any withdrawal under this Paragraph 8.1(e), the portion of the Participant's Account attributable to Salary Reduction Contributions that is available for withdrawal shall not exceed the lesser of: (i) the value of such Salary Reduction Contributions as of December 31, 1988 (taking into account earnings and losses attributable to such amounts), plus the total amount of the Participant's Salary Reduction Contributions that are made after December 31, 1988, or (ii) the value of all Salary Reduction Contributions (taking into account earnings and losses attributable to such amounts).

         8.2 Withdrawal Procedures: A Participant, by filing a written request in accordance with such rules as required by the Committee, may elect to withdraw amounts pursuant to Paragraph 8.1. Such withdrawals shall be subject to the following:

             (a) All requests for withdrawals shall be reviewed by the Committee or its designee. Each approved withdrawal application shall be forwarded by the Committee to the Trustee as soon as practicable after Committee approval. Withdrawals shall be paid as soon as practicable after the Valuation Date on which proper payment instructions are received by the Trustee, based on the amount specified in the Participant's request and the amount available for withdrawal in the Participant's Accounts. Earnings and losses will not be credited on the amounts to be withdrawn after the applicable Valuation Date.

             (b) All withdrawals shall be paid in a cash lump sum.

             (c)  Notwithstanding  anything  herein to the contrary,  and in the absence of express approval by the Committee, no withdrawal may be made by a Participant during the period in which the Committee is making a determination of whether a domestic relations order affecting the Participant's Account is a qualified domestic relations order, within the meaning of Section 414(p) of the Code. Further, if the Committee is in receipt of a qualified domestic relations order with respect to any Participant's Account, it may prohibit such Participant from making a withdrawal until the alternate payee's rights under such order are satisfied.

         8.3 Funds to be Charged with Withdrawal: Distributions will be made out of the Participant's interest in each of the Funds in proportion to the Participant's interest in these Funds. Notwithstanding the foregoing, withdrawals of Matching Employer Contributions shall be charged only to the Viacom Inc. Stock Fund, and shall be paid in a cash lump sum.

         8.4 Frequency of Withdrawals: Except in the case of a financial hardship withdrawal under Paragraph 8.1(e) and a withdrawal of Matching Employer Contributions under Paragraph 8.1(c) on account of financial hardship, each Participant may elect only one withdrawal from the VIP in any Plan Year. A
Participant may elect to withdraw amounts on account of a financial hardship under Paragraph 8.1(e) and a withdrawal of Matching Employer Contributions under Paragraph 8.1(c) on account of financial hardship at any time during the Plan Year.

                                   ARTICLE IX

                                PARTICIPANT LOANS

         9.1 Loan Subaccounts: Loans from the VIP may be made to all Participants and Beneficiaries who are "parties in interest" within the meaning of ERISA Section 3(14), to all Former Participants who are active Employees of PVI Transmission Inc., Paramount (PDI) Distribution Inc. or any of their affiliated entities and to Employees who have made Rollover Contributions to the VIP but who have not met the age and service eligibility requirements of Article
III. Such individuals are referred to herein as "Eligible Borrowers." Within each Eligible Borrower's Account, there shall be maintained a Loan Subaccount solely for the purpose of effecting loans from the Eligible Borrower's Account to the Eligible Borrower.

         9.2 Eligibility for Loans:

             Only one loan under the VIP may be outstanding at any time for each Eligible Borrower. After a loan is repaid in full, an Eligible Borrower may not obtain another loan for a period of one month from the date of repayment. If, on January 1, 1996, an Eligible Borrower has one or more loans outstanding as a result of his or her participation in a Merged Plan, such Eligible Borrower may not obtain a loan from the VIP until all such prior loans are repaid in full.

         9.3 Availability of Loans:

             (a) Application for a loan must be made to the Committee or its delegate in the manner prescribed by the Committee. The decisions by Committee representatives on loan applications shall be made on a reasonably equivalent, uniform and nondiscriminatory basis and within a reasonable period after each loan application is received. Notwithstanding the foregoing, the Committee representatives may apply different terms and conditions for loans to Eligible Borrowers who are not actively employed by an Employer, or for whom payroll deduction is not available, based on economic and other differences affecting the individuals' ability to repay any loan.

             (b) Notwithstanding anything herein to the contrary, and in the absence of express approval by the Committee, no loan shall be made to an
Eligible   Borrower  during  a  period  in  which  the  Committee  is  making  a determination of whether a domestic relations order affecting the Eligible Borrower's Accounts is a qualified domestic relations order, within the meaning of Section 414(p) of the Code. Further, if the Committee is in receipt of a qualified domestic relations order with respect to any Eligible Borrower's account, it may prohibit such Eligible Borrower from obtaining a loan until the alternate payee's rights under such order are satisfied.

         9.4 Amount of Loan:

             A VIP loan shall be derived from the Eligible Borrower's vested interest in his Accounts, determined as of the Valuation Date on which the Trustee receives proper loan disbursement instructions which shall be forwarded to the Trustee by the Committee or its designee as soon as practicable after its review and approval of the loan application. Loans shall be made in increments of $100, rounded down to the nearest $100. The minimum loan available is $500. The maximum loan available is the lesser of 50% of the Eligible Borrower's vested interest in his Accounts or $50,000 (determined by aggregating loans from all qualified defined contribution plans of the Company or Affiliated Company), reduced by the highest aggregate outstanding balance of all plan loans from all defined contribution plans of the Company or any Affiliated Company to such Eligible Borrower during the twelve-month period ending on the day before the loan is made.

         9.5 Terms of Loan:

             (a) A loan shall be secured by a lien on the Eligible Borrower's interest in the VIP, to the maximum extent permitted by the relevant provisions of the Code, ERISA, and any regulations or other guidance issued thereunder.

             (b) The interest rate on a loan shall be established by the Committee or its duly authorized delegate on the date that the loan is approved by a Committee representative and shall be equal to 1% above the annual prime commercial rate as published in the Wall Street Journal on the first day of the calendar quarter during which such loan application is approved.

             (c) Subject to Paragraph 9.6, the principal amount and interest on a loan shall be repaid no less frequently than quarterly by level payroll deductions during each Payroll Period in which the loan is outstanding. Unless the loan is used within a reasonable time for the purpose of acquiring the principal residence of the Eligible Borrower, the Eligible Borrower may elect a repayment term of any number of months from 12 to 60 months from the date of the first Payroll Period practicable coincident with or next following the distribution of the loan from the VIP. If the loan is to be used within a reasonable time for the purpose of acquiring the principal residence of the Eligible Borrower, the Eligible Borrower may elect a repayment term of any number of months from 12 to 300 months from the date of the first Payroll Period practicable coincident with or next following the distribution of the loan from the VIP.

             (d) Each loan shall be evidenced by a promissory note, evidencing the Eligible Borrower's obligation to repay the borrowed amount to the VIP, in such form and with such provisions consistent with this Article IX as is acceptable to the Trustee. All promissory notes shall be deposited with the Trustee.

             (e)   Under  the  terms  of  the  loan   agreement,   a   Committee
representative may determine a loan to be in default, and may take such actions upon default, in accordance with Paragraph 9.7.

             (f) If an Eligible Borrower is transferred from employment with an Employer to employment with an Affiliated Company or another entity affiliated with the Employer as the Committee in its discretion may determine, he shall not be treated as having terminated employment and the Committee shall make arrangements for the loan to be repaid in accordance with the loan agreement. For this purpose, the Committee may, but is not required to, authorize the transfer of the loan to a qualified plan maintained by such Affiliated Company. In the absence of such arrangements, the loan shall be deemed to be in default, and shall be subject to the provisions of Paragraph 9.7.

                  In accordance with the foregoing provision, any Participant whose employment with an Employer is terminated due to the Participant's transfer to Spelling Entertainment Group Inc. ("Spelling") on or after January 1, 1996 shall be permitted to continue repayment of any loan outstanding at the time of such transfer under the loan's original repayment schedule. Such repayment schedule may continue for so long as Spelling provides a payroll deduction system whereby such participant can continue such repayments. In the event that such payroll deduction becomes unavailable or the Committee determines that any affected Participant's loan will not be repaid through substantially level payments not less frequently than quarterly, the provisions of Paragraph 9.7 shall apply.

         9.6 Distribution and Repayment of Loan:

             (a) The loan proceeds shall be transferred to the Eligible Borrower's Loan Subaccount by the Trustee and shall be derived from the Eligible Borrower's interest in the Funds on a pro rata basis. Amounts transferred to such Subaccount shall reflect the value of the Eligible Borrower's interest as of the Valuation Date on which such transfer shall occur. The loan proceeds shall be distributed from the Loan Subaccount to the Eligible Borrower on the same day as they are received by the Loan Subaccount.

             (b) Repayments of VIP loans shall be made to the Eligible Borrower's Loan Subaccount. Such repayments shall be immediately transferred from the Loan Subaccount and credited to the Eligible Borrower's Accounts and invested in the Funds in the same proportions as his current contributions are invested, as soon as practicable after they are received by the Loan Subaccount. After a loan has been outstanding for six consecutive months, Eligible Borrowers may prepay the entire amount due under the loan at any time without penalty. Notwithstanding the foregoing, a loan may provide that no payments will be made for the duration of a calendar year in which an Eligible Borrower is on leave without pay; provided that if an Eligible Borrower commences such a leave during the last quarter of a year, the loan may provide that payments need not recommence until the end of the calendar year after the year in which the leave occurs.

         9.7 Events of Default and Action Upon Default:

             (a) In the event that an Eligible Borrower does not repay the principal with respect to a VIP loan at such times as are required by the terms of the loan, such loan shall be in default and the unpaid balance of the loan, together with interest thereon shall become due and payable. Further, upon an Eligible Borrower's termination of employment (including by reason of retirement, disability, death or the sale of the business at which such individual is employed, whether or not the sale is a distributable event under Code Section 401(k) and the regulations thereunder), such loan shall be in default. Notwithstanding the foregoing, an Employee's transfer of employment to PVI Transmission Inc., Paramount (PDI) Distribution Inc., Spelling Entertainment Group Inc. (whether or not such companies are Affiliated Companies) shall not, on its own, be treated as a termination of employment for purposes of determining whether a default has occurred. If, before a loan is repaid in full, a distribution is required to be made from the VIP to an alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code and Section 206(d) of ERISA) and the amount of such distribution exceeds the value of the Eligible Borrower's interest in the VIP less the amount of such outstanding loan, the unpaid balance thereon, shall become immediately due and payable. The Trustee shall satisfy the indebtedness to the VIP before making any payments to the Eligible Borrower or any alternate payee. In addition to the foregoing, the loan agreement may include such other events of default as the Committee shall determine are necessary or desirable.

             (b) Upon the default of any Eligible Borrower, the Committee or its designate in its discretion, may direct the Trustee to take such action as the Committee or its designate may reasonably determine to be necessary in order to preclude the loss of principal and interest, including:

                 (i) demand repayment of the outstanding amount on the loan (including principal and accrued interest) or, if the loan is not repaid or if other repayment arrangements are not established:

                 (ii) cause a foreclosure of the loan to occur by distributing the promissory note to the Eligible Borrower or otherwise reducing the Eligible Borrower's Account by the value of the loan. For these purposes, such loan shall be deemed to have a fair market value equal to its face value reduced by any payments made thereon by the Eligible Borrower. In the event of any default, the Eligible Borrower's prior request for a loan shall be treated as the Eligible Borrower's consent to an immediate distribution of the promissory note representing a distribution of the unpaid balance of any such loan. The loan agreement shall include such provisions as are necessary to reflect such consent. In all events, however, to the extent a loan is secured by Salary Reduction Contributions, no foreclosure on the Eligible Borrower's loan shall be made until the earliest time Salary Reduction Contributions may be distributed without violating any provisions of Code Section 401(k) and the regulations issued thereunder.

                                    ARTICLE X

                      VESTING AND TERMINATION OF EMPLOYMENT

         10.1   Matchable,   Unmatched,   Qualified   Nonelective  and  Rollover
Contributions: A Participant shall be fully vested at all times in the portion of his Account attributable to Matchable Contributions, Unmatched Contributions, Qualified Nonelective Contributions, and Rollover Contributions.

         10.2 Matching Employer Contributions:

             (a) Subject to the provisions of Appendix A, each Employee who became an Employee of an Employer prior to January 1, 1996, including Employees who were Participants in the VIP prior to such date, shall become fully vested in Matching Employer Contributions upon the earlier of the completion of one Year of Benefit Service or five Years of Vesting Service; provided, however, that the Vesting Schedule set forth in Paragraph 10.2(b) shall apply to such Participants in circumstances where said schedule provides the Participant with a more favorable vesting schedule. For purposes of this paragraph 10.2(a), Benefit Service shall be determined and credited in accordance with the provisions of section III of Appendix A.

             (b) Each other Employee who becomes an Employee of an Employer on or after January 1, 1996 shall become vested in Matching Employer Contributions in accordance with the following schedule:

   Years of Completed                                                  Vested
   Vesting Service                                                   Percentage
   ---------------                                                   ----------

        Less Than 1                                                       0%
        1 - 2                                                             20%
        2 - 3                                                             40%
        3 - 4                                                             60%
        4 - 5                                                             80%
        5 or more                                                         100%


             (c) Notwithstanding the foregoing, a Participant shall become fully vested in Matching Employer Contributions if such Participant attains age 65 or incurs a Disability while actively employed or terminates employment due to normal, early, or postponed retirement (determined under the terms of any tax-qualified defined benefit plan maintained by the Employer), death, or Disability.

         10.3 Forfeitures:

             (a) Termination of Employment and Distribution Made. If a Participant terminates employment prior to the date on which he is fully vested in his Account and receives a distribution of such Account, the non-vested portion of his Account shall be forfeited and used as soon as practicable after any Accounting Period (but not later than as of the last day of the Plan Year in which the forfeiture occurs) to reduce future Matching Employer Contributions, to defray administrative expenses of the VIP to correct an error made in allocating amounts to Participant's Accounts or resolve any claim filed under the VIP in accordance with Paragraph 12.6, and to restore Participants' Accounts in accordance with Paragraph 10.3(b).

             (b) Restoration of Account Balance. If an amount of a Participant's Account has been forfeited in accordance with Paragraph (a) above, that amount shall be subsequently restored to his Account provided (i) he is reemployed by an Employer before he has a period of five consecutive one-year Breaks in Service, and (ii) he repays to the VIP within five (5) years of his reemployment a cash lump sum payment equal to the full amount distributed to him from the VIP on account of his termination of employment. Any amounts to be restored by an Employer to a Participant's Account shall be taken first from any forfeitures which have not as yet been applied against Matching Employer Contributions or administrative expenses and if any amounts remain to be restored, the Employer shall make a special contribution equal to those amounts.

             (c) Termination of Employment and No Distribution Made. If (i) a Participant terminates employment prior to the date on which he is fully vested in his Accounts, (ii) the total value of his vested interest in his Accounts in this Plan plus, effective for periods prior to January 1, 1997, the value of his vested interest in the SIP, exceeds $3,500, (iii) he does not consent to receive a distribution of such Accounts, and (iv) he is not reemployed by an Employer before the end of five consecutive one-year Breaks in Service, the non-vested portion of his Accounts shall be forfeited as of the close of the fifth one year Break in Service and used, not later than as of the last day of the Plan Year in which the forfeiture occurs, to reduce future Matching Employer Contributions, to defray administrative expenses of the VIP, and to restore Participants' Accounts in accordance with Paragraph 10.3(b).

             (d) Lost Participants or Beneficiaries. If a Participant or Beneficiary cannot be located by reasonable efforts of the Committee within a reasonable period of time after the latest date such benefits are otherwise payable under the VIP, the amount in such Participant's Accounts shall be forfeited and used, not later than as of the last day of the Plan Year in which the forfeiture occurs, to reduce future Matching Employer Contributions, to defray administrative expenses of the VIP, and to restore Participants' Accounts in accordance with Paragraph 10.3(b). Such forfeited amount shall be restored (without earnings) if, at any time, the Participant or Beneficiary who was entitled to receive such benefit when it first became payable shall, after furnishing proof of their identity and right to make such claim to the Committee, file a written request for such benefit with the Committee.

                                   ARTICLE XI

                   PAYMENT OF BENEFITS OTHER THAN WITHDRAWALS

         11.1 Forms of Payment: Upon a Participant's termination of employment for any reason or Disability, he (or, in the event of his death, his Beneficiary) shall be entitled to receive a distribution of his vested interest in his Accounts in accordance with the provisions of this Article XI. Subject to Paragraphs 11.3, 11.4, 11.7, and, in the case of distributions on account of Disability, 11.8, any Participant may, not more than ninety days before the date an amount is to be paid from the VIP, file with the Committee an election to have his benefit paid to him (or, in the event of his death, to his Beneficiary) in accordance with the options described in sections (a) and (b) of this Paragraph 11.1:

             (a) In such manner of annual installments, not in excess of twenty, as such Participant shall so elect, and, in the event of his death prior to the receipt of all such installments, the balance of such installments to his Beneficiary; provided however, that payments shall not extend over a period exceeding the period over which payments may be made pursuant to Section 401(a)(9) of the Code and the regulations and other guidance thereunder; and provided, further, that the Beneficiary may elect, as soon as practicable after the Participant's death, to have the balance of the Participant's benefit paid to the Beneficiary in a single payment.

             (b) In a single payment.

             Notwithstanding the foregoing, upon the death of a Participant who has not designated a form of payment for his Beneficiary, payment shall be made to his Beneficiary in the form of a single sum cash payment.

         11.2 Modification or Revocation of Form of Payment Election: A Participant may, not more than ninety days before an amount is to be paid from the VIP, modify or revoke any form of payment specified in Paragraph 11.1 theretofore made by him. Notwithstanding anything in this Plan to the contrary, a Former Participant who elected to receive his or her VIP distribution in the form of installment payments, and whose installment payments have commenced, may not modify or revoke his or her decision to receive such installment payments.

         11.3 Stock Election: If the total value of a Former Participant's Accounts in this Plan plus, effective for periods prior to January 1, 1997, the value of his vested interest in the Savings and Investment Plan for Employees of PVI Transmission Inc. and Paramount (PDI) Distribution Inc., determined as of the Valuation Date coincident with or immediately following the date his employment terminates exceeds $3,500, such a Former Participant may, not less than thirty days before the date his entire interest in the VIP is to be paid or commence to be paid, or such other date that the Committee approves, file with the Committee an election to have that portion of his benefit consisting of the value of the Stock and cash credited to his Account and invested in the Viacom Inc. Stock Fund paid to him (or, in the event of his death, to his Beneficiary), to the extent possible, in shares of Stock (in lieu of cash). Any such Participant may also, not less than thirty days before the date his entire interest in the VIP is to be paid or commence to be paid, revoke any such election theretofore made by him.

         11.4 Consent Requirements: If the value of a Former Participant's Accounts in this Plan plus, effective for periods prior to January 1, 1997, the value of his vested interest in the Savings and Investment Plan for Employees of PVI Transmission Inc. and Paramount (PDI) Distribution Inc., determined as of the Valuation Date coincident with or immediately following the date his employment terminates does not exceed $3,500, such amount shall be paid to him (or, in the event of his death, to his Beneficiary) in a single cash payment as soon as practicable thereafter. If the value of such a Former Participant's Accounts in this Plan, when taken in conjunction with the value of his vested interest in the Savings and Investment Plan for Employees of PVI Transmission Inc. and Paramount (PDI) Distribution Inc., determined as of the Valuation Date coincident with or immediately following the date his employment terminates is greater than $3,500, payment of the value of such a Participant's Accounts, determined in accordance with Paragraph 11.5, shall be made in the form of payment elected by the Participant as soon as practicable after the earliest of: (a) the Participant's attainment of age sixty-five (65) if he terminates employment before attaining age sixty-five (65); (b) the Participant's death; (c) the date as of which the recipient consents to a distribution (which distribution may not be scheduled to commence (i) earlier than 30 days after the Participant receives information regarding such distribution and (ii) later than ninety days after such
Participant elects to receive the distribution); or (d) the date required by Paragraph 11.7. Notwithstanding the foregoing, distribution of a Participant's account under the Plan may occur prior to thirty (30) days after the Participant receives information regarding such distribution, provided (i) the Committee or its delegate informs the Participant that he has a right to a period of at least thirty (30) days after receiving the information to consider the decision of whether to receive an immediate distribution; and (ii) the Participant, after receiving the information, affirmatively elects to receive an immediate distribution.

         Notwithstanding anything herein to the contrary, in no event may a Former Participant elect to receive a payment of his Accounts in any form of payment other than those specified in Paragraph 11.1. All distributions under this Article XI shall be made by the Trustee only after the Trustee receives approval for such distribution from the Committee or its designee. The Participant must submit to the Committee such election and distribution forms as required by the Committee. The Committee shall review such forms and, upon approval of the distribution request, forward payment instructions to the Trustee as soon as practicable thereafter.

         11.5 Valuation and Payment Procedures for Lump Sum Payments:

             (a) No Stock Election in Effect: If a Former Participant shall have elected to receive payment in the form of a single sum cash payment, or if payments are to be made to a Former Participant's Beneficiary in the form of a single sum cash payment, the Former Participant's Accounts shall be valued as of the Valuation Date proper payment instructions are received by the Trustee and such amount shall be paid to the Former Participant or Beneficiary in cash as soon as practicable thereafter. To the extent amounts in such Former
Participant's Account are credited to the Viacom Stock Fund on such Former Participant's behalf, the shares of Stock held in such Fund and credited to such Former Participant's Account shall be sold as soon as practicable after the applicable Valuation Date and the proceeds of such sale shall be distributed as a part of such single sum distribution.

             (b) Stock Election in Effect: If a Former Participant shall have elected to receive payment in the form of a single sum payment, or if payments are to be made to a Former Participant's Beneficiary in the form of a single sum payment, and such Former Participant shall have made a Stock election in accordance with Paragraph 11.3, the

Former Participant's Accounts shall be valued as of the Valuation Date proper payment instructions are received by the Trustee. To the extent amounts in such Former Participant's Accounts are credited to the Viacom Stock Fund on such Former Participant's behalf, such Former Participant, or his Beneficiary, shall receive a distribution as soon as practicable after the applicable Valuation Date of the entire number of whole shares of Stock in his Accounts credited to the Viacom Stock Fund, plus cash for any remaining amounts credited to the Viacom Stock Fund on behalf of such Former Participant as of the applicable Valuation Date. The remainder of the Former Participant's Accounts shall be distributed to the Former Participant or Beneficiary in a single cash sum as soon as practicable after the applicable Valuation Date.

         11.6 Valuation and Payment Procedures for Installment Payments: If a Former Participant shall have elected to receive payment in the form of installment payments, the Former Participant's Accounts shall be valued as of the Valuation Date proper payment instructions are received by the Trustee. Such Accounts shall continue to be valued as of the Valuation Date on which each subsequent installment payment is to be made. Such Accounts shall continue to be so valued to and including the Valuation Date as of which such Former Participant's benefit shall have been paid in full if installment payments continue or to and including the Valuation Date coincident with the date the Trustee is notified of such Former Participant's death if such Participant's Beneficiary elects to have the remaining installments paid in a single payment, as the case may be. Notwithstanding anything herein to the contrary, the amount distributed for each installment shall be paid proportionately from the specific investment Funds in which the Former Participant's Accounts are invested.

             (a) No Stock Election in Effect: If a Stock election of such Former Participant shall not be in effect:

                 (i) Such Former Participant's interest in the Funds, including the value of the Stock and cash then credited to the Viacom Stock Fund on such Former Participant's behalf shall be determined as of the applicable Valuation Date.

                 (ii) An installment payment shall be paid to such Former Participant or his Beneficiary, as the case may be, in an amount equal to that fraction of the respective amounts determined pursuant to the provisions of Subsection (i) of this Subparagraph, the numerator of which shall be one and the denominator of which shall be the total number of installments remaining to be paid in the form of payment to such Former Participant or Beneficiary.

                 (iii) If such Former Participant shall die prior to the payment of his benefit in full and a single sum cash distribution is to be made to such Former Participant's Beneficiary, such distribution shall be made in accordance with Paragraph 11.5(a), determined as of the Valuation Date proper payment instructions are received by the Trustee.

             (b) Stock Election in Effect: If a Stock election of such Former Participant shall be in effect:

                 (i) The calculation of the amount of the installment payments shall be made in accordance with the provisions of the preceding subparagraph
(a), provided that such Former Participant or his Beneficiary, as the case may be, shall receive as a part of each installment payment the number of whole shares of Stock, equal to the product of the fraction determined pursuant to the provisions of Subsection (ii) of the preceding Subparagraph (a) multiplied by the number of shares of Stock credited to the Viacom Stock Fund in the Account of such Former Participant as of the applicable Valuation Date.

                 (ii) If such Former Participant shall die prior to the payment of his benefit in full and a single sum distribution is to be made to such Former Participant's Beneficiary, such distribution shall be made in accordance with Paragraph 11.5(b), determined as of the Valuation Date proper payment instructions are received by the Trustee.

         11.7 Time of Payment and Minimum Distribution Requirements: Unless the Participant elects otherwise, the payment of the value of a Participant's vested Accounts under the VIP shall be payable not later than the sixtieth day after the latest of the close of the Plan Year in which he:

             (a) attains age 65,
             (b) completes 10 years of participation under the VIP, or
             (c) incurs a termination of employment.

             Notwithstanding  the foregoing,  with respect to distributions made to Participants who attain(ed) age 70 1/2 prior to January 1, 1997, the benefits of each Participant shall be distributed or shall commence to be distributed, in accordance with Section 401(a)(9) of the Code and the regulations issued thereunder, not later than the April 1 following the end of the calendar year in which the Participant attains age seventy and one-half (70 1/2), regardless of whether his employment with the Company is terminated as of such date, provided, however, if a Participant is not a five percent (5%) owner (as defined in
Section 416(i)(1)(B) of the Code) and shall have attained age seventy and one-half (70 1/2) before January 1, 1988, the benefits of any such Participant shall be distributed or shall commence to be distributed not later than the April 1 following the calendar year in which he terminates employment; provided further, that if a Participant attains age 70 1/2 on or after January 1, 1996 but prior to January 1, 1997, such Participant may elect, in accordance with procedures established by the Committee or its delegate, to commence distributions in accordance with the following paragraph. Any such minimum distributions shall be calculated in accordance with Code Section 401(a)(9) and the regulations and other guidance issued thereunder, and in the form of annual payments over the life expectancy of the Participant which life expectancy will not be recalculated.

             With respect to (i) Participants who attain age 70 1/2 on or after January 1, 1997 and (ii) Participants who are eligible and elect to defer their distributions in accordance with this Paragraph, the benefits of any Participant shall be distributed or shall commence to be distributed in accordance with Code
Section 401(a)(9) and the regulations and other guidance issued thereunder not later than the April 1 following the close of the calendar year in which the Participant terminates employment.

             Notwithstanding anything in this Article XI to the contrary, the payment of any benefit hereunder, in accordance with Section 401(a)(9) of the Code, generally shall be paid or commence to be paid not later than one year after the date of the Participant's death (or such later date as allowed by regulations issued by the Internal Revenue

Service), or in the case of payments to a Participant's spouse, the date on which the Participant would have attained age seventy and one-half (70 1/2), if later. Further, such payments shall be distributed within a five year period following the Participant's death unless payable over the life of the
Beneficiary or a period not extending beyond the life expectancy of such Beneficiary.

         11.8 Direct Rollover Distributions:

             (a) Effective for distributions made on or after January 1, 1993, at the written request of a Participant, a surviving spouse of a Participant, or a spouse or former spouse of a Participant that is an alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code, (referred to as the "distributee") and upon receipt of the written direction of the Committee or its designee, the Trustee shall effectuate a direct rollover distribution of the amount requested by the distributee, in accordance with
Section 401(a)(31) of the Code, to an eligible retirement plan (as defined in Section 402(c)(8)(B) of the Code). Such amount may constitute all or any whole percent of any distribution from the VIP otherwise to be made to the distributee, provided that such distribution constitutes an "eligible rollover distribution" as defined in Section 402(c) of the Code and the regulations and other guidance issued thereunder. All direct rollover distributions shall be made in accordance with the following Subparagraphs 11.8(b) through 11.8(h).

             (b) A distributee may elect to have a direct rollover distribution apportioned among no more than two eligible retirement plans.

             (c) Direct rollover distributions shall be made, in accordance with such forms and procedures as may be established by the Committee or its designee and to the extent any such distribution is to be made in shares of Stock otherwise distributable under the VIP to the distributee, such shares shall be registered in a manner necessary to effectuate a direct rollover under Section 401(a)(31) of the Code.

             (d) No amounts of After-Tax Contributions may be distributed to an eligible retirement plan through a direct rollover distribution.

             (e) No direct rollover distribution shall be made unless the distributee furnishes the Committee or its designee with such information as the Committee or its designee shall require and deems to be sufficient.

             (f) A distributee may elect to divide an eligible rollover distribution into two components, with one portion paid as a direct rollover distribution and the remainder paid to the distributee, provided that such division of payments shall be permitted only if the amount of the direct rollover distribution is at least equal to $500.

             (g) No direct rollover distributions shall be permitted unless the amount of the distribution exceeds $200.

             (h)  Direct  rollover  distributions  shall be treated as all other
distributions   under   the  VIP  and  shall   not  be   treated   as  a  direct
trustee-to-trustee transfer of assets and liabilities.

         11.9 Distributions on Sales of Businesses or Transfers to Non-Affiliated Companies: In the absence of an express written determination to the contrary by the Committee, for the sole purpose of determining a
Participant's entitlement to a distribution under this Plan, a termination of employment shall not be deemed to have occurred upon a business disposition by the Company or an Affiliated Company of a trade or business (including one or more television, radio, or cable stations or facilities) or the sale by the Company or an Affiliated Company of its interest in a subsidiary, with respect to a Participant who is employed by such trade or business or subsidiary and who continues in the employ of (i) the employer which acquires the assets of such trade or business or acquires the interest of such subsidiary or (ii) any other entity related to such employer. Further, any Employee of the Company or any Affiliated Company who transfers to employment with a corporation or entity which is at that time at least 50% owned by the Company or an Affiliated Company shall not be deemed to have incurred a termination of employment due to such transfer.

                                   ARTICLE XII

                            ADMINISTRATION OF THE VIP

         12.1 Appointment Of Committee --

             (a) The Company shall be the "sponsor" of the Plan as that term is defined in ERISA. The Board of Directors of the Company shall initially appoint the Committee, having the administrative responsibilities described below. The proper officers of the Company may at any time remove or replace any members of the Committee. The Committee shall administer the Plan and shall serve as a Named Fiduciary of the Plan within the meaning of Section 402(a)(2) of ERISA.

             (b) If no members of the Committee are in office, the Company shall be deemed the Committee.

         12.2 Organization And Operation Of The Committee --

             (a) The Committee shall endeavor to act, in carrying out its duties and responsibilities in the interest of the Participants' and Beneficiaries, with the care, skill, prudence and diligence under the prevailing circumstances that a prudent man, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of like character and aims.

             (b) A  majority  of the  members  of the  Committee  at any time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at a meeting of the Committee; or without a meeting, by instrument in writing signed by a majority of members of the Committee.

             If there are two or more Committee members, no member shall act upon any question pertaining solely to himself, and the other member or members shall alone make any determination required by the Plan in respect thereof.

             (c) The Committee may authorize any one or more of its members, or members of a separate administrative subcommittee it may form, to execute any routine administrative document on behalf of the Committee.

             (d)  The   Committee,   may  in  addition  to  the   execution   of
administrative documents, delegate specific duties and powers to one or more of its members or to a separate administrative subcommittee it may form. Such delegation shall remain in effect until rescinded in writing by the Committee. The members of persons so designated shall be solely liable, jointly and severally, for their acts or omissions with respect to such delegated responsibilities.

             (e) The Committee shall be empowered to employ a Secretary and such assistants as may be required in the administration of the Plan.

             (f) The Committee shall endeavor not to engage directly or indirectly in any prohibited transaction, as set forth in ERISA.

         12.3 Expenses: All expenses that shall arise in connection with the administration of the VIP, including but not limited to the compensation of the Trustee, administrative expenses, other expenses associated with the purchase and sale of Stock in the Viacom Inc. Stock Fund, other proper charges and disbursements of the Trustee, and compensation and other expenses and charges of any enrolled actuary, accountant, counsel, specialist or other person who shall be employed by the Committee in connection with the administration of the VIP will be paid from forfeitures pursuant to Paragraphs 10.3, 15.2(e) and 15.4(e) and to the extent expenses remain they shall be paid proportionately by each Employer. Brokerage fees, transfer taxes and other expenses attending the investment or reinvestment of VIP assets (including investment management fees) allocated to the Funds (other than the Viacom Inc. Stock Fund) may be paid out of the respective Funds, when permissible under applicable law.

         12.4 Duties,  Powers and Responsibilities of the Retirement  Committee:
The Committee, except for such investment and other responsibilities vested in the Trustee or investment manager or investment committee of the Board of Directors, shall have the specific powers granted to it herein and shall have such other powers as may be necessary in order to enable it to administer the Plan, including, but not limited to, the full discretionary authority and responsibility for administering the Plan in accordance with its provisions and under applicable law. The duties, powers and responsibilities of the Committee shall include, but shall not be limited to, the following:

             (a) To appoint such accountants, consultants, administrators, counsel, or such other persons it deems necessary for the administration of the Plan.

                  Members of the Committee shall not be precluded from serving the Committee in one or more of such individual capacities.

             (b) To determine all benefits and to resolve all questions arising from the administration, interpretation, and application of Plan provisions, either by general rules or by particular decisions, so as not to discriminate against any person and so as to treat all persons in similar circumstances in a uniform manner.

             (c) To advise the Trustee with respect to all benefits which become payable under the Plan and to direct the Trustee as to the manner in which such benefits are to be paid.

             (d) To adopt such forms and regulations it deems advisable for the administration of the Plan and the conduct of its affairs.

             (e) To take such steps as it considers necessary and appropriate to
remedy  any  inequity   resulting   from  incorrect   information   received  or
communicated or as a consequence of administrative error.

             (f) To assure that its members, the Trustee and every other person who handles funds or other property of the Plan are bonded as required by law.

             (g) To settle or compromise any claims or debts arising from the operation of the Plan and to defend any claims in any legal or administrative proceeding.

         12.5 Required Information:

         Each Employer or Participants and Beneficiaries entitled to benefits shall furnish the Retirement Committee any information or proof requested by the Retirement Committee and required for the proper administration of the VIP. Failure on the part of any Participant or Beneficiary to comply with such request shall be sufficient grounds for the delay in payment of benefits under the VIP until the requested information or proof is received.

         12.6 Indemnification:

         The Company agrees to indemnify and hold the Retirement Committee and any administrative subcommittee formed by the Retirement Committee harmless against liability incurred in the administration of the Plan.

         12.7 Claims And Appeal Procedure:

             (a) Any request or claim for Plan benefits must be made in writing and shall be deemed to be filed by a Participant or Beneficiary when a written request is made by the claimant or the claimant's authorized representative which is reasonably calculated to bring the claim to the attention of the Committee.

             (b) The Committee or its delegate shall grant or deny claims for benefits under the Plan with respect to Participants or their Beneficiaries and authorize disbursements according to this Plan. The Committee shall provide notice in writing to any Participant or Beneficiary where a claim for benefits under the Plan has been denied in whole or in part. Such notice shall be made within 90 days of the receipt by the Committee of the Participant's or Beneficiary's claim or, if special circumstances require, and the Participant or Beneficiary is so notified in writing, within 180 days of the receipt by the Committee of the Participant's or Beneficiary's claim. The notice shall be written in a manner calculated to be understood by the claimant and shall:

             (i) set forth the specific reasons for the denial of benefits;

             (ii) contain specific references to Plan provisions relative to the denial;

             (iii) describe any material and information, if any, necessary for the claim for benefits to be allowed, which had been requested, but not received by the Committee; and

             (iv) advise the Participant or Beneficiary that any appeal of the Committee's adverse determination must be made in writing to the Committee, within 60 days after receipt of the initial denial notification, setting forth the facts upon which the appeal is based.

             (c) If notice of the denial of a claim is not furnished within the time periods set forth above, the claim shall be deemed denied and the claimant shall be permitted to proceed to the review procedures set forth below. If the Participant or Beneficiary fails to appeal the Committee's denial of benefits in writing and within 60 days after receipt by the claimant of written notification of denial of the claim (or within 60 days after a deemed denial of the claim), the Committee's determination shall become final and conclusive.

             (d) The Committee shall serve as the final review committee, under the Plan and ERISA, for the review of all appeals by Participants or Beneficiaries whose initial claims for benefits have been denied, in whole or in part. Any Participant or Beneficiary whose claim for benefits has been denied, in whole or in part, may (and must for the purpose of seeking any further review of a decision or determining any entitlement to a benefit under the Plan), within 60 days after receipt of notice of denial, submit a written request for review of the decision denying the claim.

             (e) If the Participant or Beneficiary appeals the Committee's denial of benefits in a timely fashion, the Committee shall re-examine all issues relevant to the original denial of benefits. Any such claimant, or his or her duly authorized representative may review any pertinent documents, as determined by the Committee, and submit in writing any issues or comments to be addressed on appeal.

             (f) The Committee shall advise the Participant or Beneficiary and such individual's representative its decision which shall be written in a manner calculated to be understood by the claimant, and include specific references to the pertinent Plan provisions on which the decision is based. Such response shall be made within 60 days of receipt of the written appeal, unless special circumstances require an extension of such 60 day period for not more than an additional 60 days. Where such extension is necessary, the claimant shall be given written notice of the delay. If the decision on review is not furnished within the time set forth above, the claim shall be deemed denied on review.

             (g) Any participant whose claim for benefits has been denied shall have such further rights of review as are provided in ERISA ss. 503, and the Committee shall retain such right, authority and discretion as is provided in or not expressly limited by ERISA ss. 503.

             (h) The Committee shall be the final review committee under the Plan, with the authority to determine conclusively for all parties any and all questions arising from the administration of the Plan, and shall have sole and complete discretionary authority and control to manage the operation and administration of the Plan, including, but not limited to, the determination of all questions relating to eligibility for participation and benefits, interpretation of all Plan provisions, determination of the amount and kind of benefits payable to any participant, spouse or beneficiary, and construction of disputed or doubtful terms. Such decisions shall be conclusive and binding on all parties and not subject to further review.

         12.8 Liability of Committee Members: Each member of the Committee shall be liable for any act of omission or commission as such only to the extent required by ERISA.

         12.9 Reliance on Reports and Certificates: The Committee will be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any Trustee, accountant, controller, counsel or other person who is employed or engaged for such purposes.

         12.10 Member's Own Participation: No member of the Committee may act, vote or otherwise influence a decision of the Committee specifically relating to his own participation under the VIP.

         12.11 Fiduciary Indemnification: Notwithstanding any other provision of this VIP, the Board may, to the extent permitted by law, provide for indemnification by the Company of any fiduciary for any liability incurred in his capacity as such fiduciary.

         12.12 Allocation of Responsibilities: The Company may allocate responsibilities for the operation and administration of the Plan consistent with the Plan's terms, including allocation of responsibilities to the Committee and the Employers. The Company and other named fiduciaries may delegate any of their responsibilities hereunder by designating in writing other persons to carry out their respective responsibilities (other than trustee responsibilities the delegation of which may be limited by law) under the Plan, and may employ persons to advise them with regard to any such responsibilities. Specifically, and not by way of limitation of the foregoing provision of this Paragraph 12.11, the Company may delegate or allocate, as applicable, to another fiduciary or named fiduciary the responsibility to appoint, retain and terminate trustees and investment managers and to define the authorities and responsibilities of each. The provisions of this Paragraph 12.11 shall apply to the responsibilities of the Company or any other named fiduciary under the Plan, relating to any trusts associated with the Plan, including any group, commingled, common or master trust associated with the Plan and with respect to which the Company or any other named fiduciary under the Plan has responsibilities.

         12.13 Multiple Capacities: Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan (including service both as a trustee and as an administrator).

                                  ARTICLE XIII

                            AMENDMENT AND TERMINATION

         13.1 Right to Amend or Terminate: The Committee reserves the right to modify, alter or amend this Plan or any Trust Agreement thereunder from time to time to any extent that they may deem advisable including, but without limiting the generality of the foregoing, any amendment deemed necessary to ensure the continued qualification of the Plan under Section 401 of the Code. Each Employer reserves the right, by action of its Board of Directors, to terminate the VIP with respect to their Participants herein. The Company reserves the right to execute any amendment deemed necessary or appropriate to terminate the trust. No such amendment(s) shall increase the duties or responsibilities of the Trustee without its consent thereto in writing. No such amendment(s) shall have any retroactive effect so as to deprive any Participant of any benefit already accrued (including the timing and form of any option benefits), except that any amendment may be made retroactive which is necessary to bring the Plan into conformity with government regulations or policies in order to qualify or maintain qualification of the Plan under the appropriate section of the Code. No such amendment(s) shall have the effect of revesting in the Employers the whole or any part of the principal or income for purposes other than for the exclusive benefit of the Participants, their Spouses, their Contingent Annuitants or Beneficiaries at any time prior to the satisfaction of all the liabilities under the Plan with respect to such persons. Any amendment of the Plan shall be made by:

             (a) the adoption of a resolution by the Board of amending the Plan, or

             (b) the adoption of a resolution by the Committee amending the Plan.

         If any amendment changes the vesting provisions of Article X, any Participant with at least three years of Vesting Service may elect, by filing a written request with the Committee within sixty days after he has received notice of such amendment, to have his vested interest computer under the provisions of Article X as in effect immediately prior to such amendment.

         13.2 Distribution of Funds Upon Termination of the VIP: In the event of, and upon, an Employer's termination of the VIP or permanent discontinuance of contributions other than by reason of being merged into, or consolidated with, another Employer, whether or not the Trust shall also terminate concurrently therewith, the Trustee shall, as of and as promptly as shall be practicable after the Valuation Date next succeeding whichever shall occur first of (i) such Participant ceasing to be an Employee of an Employer or another Affiliated Company and (ii) the earliest date allowed by the Internal Revenue Service for distribution of benefits following the termination of the VIP, pay or distribute to such Participant (or his Beneficiary) in the manner provided in
Article XI hereof the benefits to which he is (or they are) entitled.

                                   ARTICLE XIV

                               GENERAL PROVISIONS

           14.1 Employment Relationships: Nothing contained herein will be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the rights of an Employer to discharge any Employee at any time.

           14.2 Non-Alienation of Benefits: Subject to Paragraph 14.3, and subject to and in accordance with applicable law, no benefit payable under the VIP will be subject in any manner to anticipation, assignment, attachment, garnishment, or pledge, and any attempt to anticipate, assign, attach, garnish or pledge the same will be void, and no such benefits will be in any manner liable for or subject to the debts, liabilities, engagements, or torts of any Participant.

           14.3 Qualified Domestic Relations Order: Notwithstanding any other provisions of the VIP, in the event that a qualified domestic relations order (as defined in Section 414(p) of the Code and Section 206(d)(3) of ERISA) is received by the Committee, benefits shall be payable in accordance with such order and with Section 414(p) of the Code and Section 206(d)(3) of ERISA. The amount payable to the Participant and to any other person other than the payee entitled to benefits under the order, shall be adjusted accordingly. Benefits payable under a qualified domestic relations order may be paid prior to the "earliest retirement age" as such term is defined in the Code and ERISA. The Committee shall establish reasonable procedures for determining the qualified status of any domestic relations order and for administering distributions under any such order.

           14.4 Exclusive Benefit of Employees: No part of the corpus or income of the Funds will be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries.

           14.5  Merger,  Consolidation  or Transfer  of Assets or  Liabilities:
There will be no merger or consolidation with, or transfer of any assets or liabilities to any other plan, unless each Participant will be entitled to receive a benefit immediately after such merger, consolidation, or transfer as if this VIP were then terminated which is equal to the benefit he would have been entitled to immediately before such merger, consolidation, or transfer as if this VIP had been terminated.

           14.6 Appointments of Trustee: The Trustee as a fiduciary under the VIP is appointed by the appropriate Named Fiduciary, with such powers as to investment, reinvestment, control and disbursement of the Fund as are set forth in the Trust Agreement, as modified from time to time. The appropriate Named Fiduciary may remove the Trustee at any time on the notice required by the terms of such Trust Agreement, and upon such removal or upon the resignation of any such Trustee the Board will designate a successor Trustee.

           14.7 Discretion of the Board of Directors and the Committee: All consents of the board of directors of each of the Employers and all consents of the Committee herein provided for may be granted or withheld in the sole and absolute discretion of said board of directors or of the Committee, as the case may be, and, if granted, may be granted on such terms and conditions as said board of directors or the Committee, as the case may be, in its sole and absolute discretion shall determine. All determinations hereunder made by the board of directors of any of the Employers and all such determinations made by the Committee shall likewise be made in the sole and absolute discretion of said board of directors or the Committee, as the case may be. Neither the board of directors of any of the Employers nor the Committee, in granting or withholding such consents, or in making such determinations, or in taking any other actions in connection with the administration of the VIP and the Trust, shall discriminate in favor of Highly Compensated Participants.

         14.8 Voting Viacom Inc. Common Stock: A Participant may vote at each annual meeting and at each special meeting of the Company the shares of Stock of the Company at the time represented in his Accounts and attributable to Matching Employer Contributions and earnings thereon. The Company shall provide the Trustee, on a timely basis, with all materials necessary to permit the Trustee to solicit participants' voting instructions and to vote shares. The Trustee shall cause to be provided to each Participant a copy of the proxy solicitation material for each such meeting together with a request for the Participant's confidential instructions as to how such shares are to be voted at such meeting. Upon receipt of such instructions, the Trustee shall vote all such shares as instructed. The Trustee shall vote shares for which it has not received voting instructions in proportion to those shares for which it receives instructions.

         14.9 Payments to Minors and Incompetents: If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such persons as the Committee might designate or to the duly appointed guardian.

         14.10 Employee's Records: Each of the Employers and the Plan Administrator shall respectively keep such records, and each of the Employers and the Plan Administrator shall each reasonably give notice to the other of such information, as shall be proper, necessary or desirable to effectuate the purposes of the VIP and the Trust Agreement, including, without in any manner limiting the foregoing, records and information with respect to the employment date, date of participation in the VIP and Compensation of Employees, elections by Participants and their Beneficiaries and consents granted and determinations made under VIP and the Trust Agreement. Neither any of the Employers nor the Plan Administrator shall be required to duplicate any records kept by the other. Each Participant shall cooperate with the Plan Administrator to administer the VIP in the manner herein and in the Trust Agreement provided.

         14.11 Titles and Headings: The titles to sections and headings or paragraphs of this VIP are for convenience of reference and, in case of any conflict, the text of the VIP, rather than such titles and headings, shall control.

         14.12 Use of Masculine and Feminine; Singular and Plural: Wherever used herein, the masculine gender will include the feminine gender and the singular will include the plural, unless the context indicates otherwise.

         14.13 Governing Law: To the extent that New York law has not been preempted by the provisions of ERISA, the provisions of the VIP will be construed in accordance with the laws of the State of New York.

                                   ARTICLE XV

                NONDISCRIMINATION AND ANNUAL ADDITION LIMITATIONS

         15.1 Limitation on Salary Reduction Contributions for Plan Years Beginning Before January 1, 1997:

             (a) Notwithstanding anything herein to the contrary, effective for Plan Years beginning before January 1, 1997, in no event shall the Salary Reduction Contributions made on behalf of Highly Compensated Participants with respect to any Plan Year result in an Actual Deferral Percentage for such group of Highly Compensated Participants which exceeds the greater of:

                 (i) an amount equal to 125% of the Actual Deferral Percentage for all Participants other than Highly Compensated Participants; or

                 (ii)  an  amount  equal  to  the  sum of  the  Actual  Deferral
Percentage for all Participants other than Highly Compensated Participants and 2%, provided that such amount does not exceed 200% of the Actual Deferral Percentage for all Participants other than Highly Compensated Participants.

             (b) The Committee shall be authorized to implement rules authorizing or requiring reductions in the Salary Reduction Contributions that may be made on behalf of Highly Compensated Participants during the Plan Year (prior to any contributions to the Trust) so that the limitations of Paragraph 15.1(a) are satisfied.

             (c) In addition to the reductions set forth in Subparagraph (b), if the limitations under Paragraph 15.1(a) are exceeded in any Plan Year, the Committee may, in accordance with regulations issued under Code Section 401(k)(3), authorize or require the recharacterization of Excess Salary Reduction Contributions as After-Tax Contributions so that the limitations in that Plan Year are not exceeded.

             (d) To the extent such Salary Reduction Contributions exceeding the limitations under Paragraph 15.1(a) are not recharacterized, an Employer may, in the discretion of the Board of Directors, make Qualified Nonelective Contributions to the Accounts of Participants who are not Highly Compensated Participants.

             (e) To the extent the limitations  under Paragraph 15.1(a) continue to  be  exceeded  following  such  recharacterization  or  making  of  Qualified
Nonelective Contributions, if any, the Excess Salary Reduction Contributions made on behalf of Highly Compensated Participants with respect to a Plan Year and income allocable thereto shall then be distributed to such Highly Compensated Participants as soon as practicable after the end of such Plan Year, but no later than twelve months after the close of such Plan Year. The amount of income allocable to Excess Salary Reduction Contributions shall be determined in accordance with the provisions of Article VI. The amount of Excess Salary Reduction Contributions distributed to any Participant under this Subparagraph for any Plan Year shall be reduced by any excess deferrals previously distributed to such Participant pursuant to Paragraph 15.1(g), if any for such Plan Year.

             (f) The Committee may utilize any combination of the methods described in the foregoing Subparagraphs (b), (c), (d) and (e) to assure that the limitations of Paragraph 15.1(a) are satisfied.

             (g) Notwithstanding the limitations of Paragraph 15.1(a), in no event may the amount of Salary Reduction Contributions to the VIP, in addition to all such salary reduction contributions under all other cash or deferred arrangements (as defined in Code Section 401(k)) maintained by the Company or an Affiliated Company in which a Participant participates, exceed $7,000 (adjusted for increases in the cost-of-living under Code Section 402(g)) in any calendar year. If such salary reduction amounts exceed $7,000 (as adjusted), all such amounts in excess of $7,000 (as adjusted) and any income or losses allocable to such excess amounts shall be distributed to the Participant no later than the April 15 following the calendar year in which the excess occurred. If a Participant participates in another cash or deferred arrangement in any calendar year which is not maintained by the Company or an Affiliated Company, and his total Salary Reduction Contributions under the VIP and such other plan exceed $7,000 (as adjusted) in a calendar year, he may request to receive a distribution of the amount of the excess deferral (a deferral in excess of $7,000 (as adjusted)) that is attributable to Salary Reduction Contributions in the VIP together with earnings thereon, notwithstanding any limitations on distributions contained in the VIP. Such distribution shall be made by the April 15 following the Plan Year of the Salary Reduction Contribution provided that the Participant notifies the Committee of the amount of the excess deferral that is attributable to a Salary Reduction Contribution to the VIP and requests such a distribution. The Participant's notice must be received by the Committee no later than the March 1 following the Plan Year of the excess deferral. In the absence of such notice, the amount of such excess deferral attributable to Salary Reduction Contributions to the VIP shall be subject to all limitations on withdrawals and distributions in the VIP. The amount of excess deferrals that may be distributed under this Subparagraph (g) with respect to any Participant for any Plan Year shall be reduced by the amount of any Excess Salary Reduction Contributions previously distributed pursuant to Paragraph 15.1(e), if any, for such Plan Year.

         15.2 Limitation on Salary Reduction Contributions for Plan Years Beginning On and After January 1, 1997:


             (a) Notwithstanding anything herein to the contrary, effective for Plan Years beginning on and after January 1, 1997, in no event shall the Salary Reduction Contributions made on behalf of Highly Compensated Participants with respect to any Plan Year result in an Actual Deferral Percentage for such group of Highly Compensated Participants which exceeds the greater of:

         (i) an amount equal to 125% of the Actual  Deferral  Percentage for the
preceding  Plan  Year  for  all  Participants   other  than  Highly  Compensated
Participants; or

         (ii) an amount equal to the sum of the Actual Deferral Percentage for the preceding Plan Year for all Participants other than Highly Compensated Participants and 2%, provided that such amount does not exceed 200% of the Actual Deferral Percentage for the preceding Plan Year for all Participants other than Highly Compensated Participants.

         (iii) Notwithstanding the foregoing, the Committee may elect to determine the permissible Actual Deferral Percentage for Highly Compensated Participants on the basis of the Actual Deferral Percentage of the group Participants other than Highly Compensated Participants for the current Plan Year rather than the preceding Plan Year, in accordance with such regulations, notices or other guidance issued under Section 401(k) of the Code.

             (b) The Committee shall be authorized to implement rules authorizing or requiring deductions in the Salary Reduction Contributions that may be made on behalf of Highly Compensated Participants during the Plan Year (prior to any contributions to the Trust) so that the limitations of Paragraph 15.2(a) are satisfied.

             (c) In addition to the reductions set forth in Subparagraph (b), if the limitations under Paragraph 15.2(a) are exceeded in any Plan Year, the Committee may, in accordance with regulations issued under Code Section 401(k)(3), authorize or require the recharacterization of Excess Salary Reduction Contributions as After-Tax Contributions so that the limitations in that Plan Year are not exceeded.

             (d) To the extent such Salary Reduction Contributions exceeding the limitations under Paragraph 15.2(a) are not recharacterized, an Employer may, in the discretion of the Board of Directors, make Qualified Nonelective Contributions to the Accounts of Participants who are not Highly Compensated Participants.

             (e) To the extent the limitations  under Paragraph 15.2(a) continue to  be  exceeded  following  such  recharacterization  or  making  of  Qualified
Nonelective Contributions, if any, the Excess Salary Reduction Contributions made on behalf of Highly Compensated Participants with respect to a Plan Year and income allocable thereto shall then be distributed to such Highly Compensated Participants as soon as practicable after the end of such Plan Year, but no later than twelve months after the close of such Plan Year. The amount of Excess Salary Reduction Contributions to be distributed to each Participant shall be determined as follows:

         Once the leveling procedure described in Paragraph 2.20 has been completed, the total dollar amount of Excess Salary Reductions shall be determined. This amount shall be distributed in accordance with a leveling procedure under which the dollar amount of Salary Reduction Contributions of the Highly Compensated Participant with the highest dollar amount of Salary Reduction Contributions shall be reduced to the extent required to distribute the total amount of Excess Salary Reduction Contributions or, if it results in a lower reduction, to the extent required to cause such Highly Compensated Participant's dollar amount of Salary Reduction Contributions to equal the dollar amount of Salary Reduction Contributions of the Highly Compensated Participant with the next highest dollar amount of Salary Reduction Contributions. This distribution procedure shall be repeated until all Excess Salary Reduction Contributions have been distributed. The amount of income allocable to Excess Salary Reduction Contributions shall be determined in accordance with the provisions of Article VI. The amount of Excess Salary Reduction Contributions distributed to any Participant under this Subparagraph for any Plan Year shall be reduced by any excess deferrals previously distributed to such Participant pursuant to Paragraph 15.1(g), if any for such Plan Year.

             (f) The Committee may utilize any combination of the methods described in the foregoing Subparagraphs (b), (c), (d) and (e) to assure that the limitations of Paragraph 15.2(a) are satisfied.

             (g) Notwithstanding the limitations of Paragraph 15.2(a), the provisions of Paragraph 15.1(g) shall continue to apply to Plan Years beginning on and after January 1, 1997.

         15.3 Maximum Contribution Percentage for Plan Years Beginning Before January 1, 1997:

             (a) Notwithstanding anything herein to the contrary, effective for Plan Years beginning before January 1, 1997, in no event may Matching Employer Contributions and After-Tax Contributions (including Salary Reduction Contributions which are recharacterized pursuant to Paragraph 15.1(c), if any) made on behalf of all Highly Compensated Participants with respect to any Plan Year result in a Contribution Percentage for such group of Employees which exceeds the greater of (1) or (2) below, where:

             (1) is an amount equal to 125% of the Contribution Percentage for all Participants in the VIP other than Highly Compensated Participants; and

             (2) is an amount equal to the sum of the Contribution Percentage for all Participants in the VIP other than Highly Compensated Participants and 2%, provided that such amount does not exceed 200% of the Contribution Percentage for all Participants other than Highly Compensated Participants.

             (b) The Committee shall be authorized to implement rules authorizing or requiring reductions in the After-Tax Contributions that may be made by Highly Compensated Participants during the Plan Year (prior to any contributions to the Trust) so that the limitations of Paragraph 15.3(a) are satisfied.

             (c) Notwithstanding any reductions pursuant to Subparagraph (b), if the limitations under Paragraph 15.3(a) are exceeded, an Employer may, in the discretion of the Board of Directors, make additional contributions to the Participant's Accounts of Participants who are not Highly Compensated Employees, which additional contributions shall either be Qualified Nonelective Contributions or additional Matching Employer Contributions under Paragraph 5.7 of the VIP. In addition, in accordance with regulations issued under Section 401(m) of the Code, the Committee may elect to treat amounts attributable to Salary Reduction Contributions as such additional Matching Employer Contributions solely for the purposes of satisfying the limitations of Paragraph 15.3(a).

             (d) If the limitations under Paragraph 15.3(a) continue to be exceeded following such Qualified Nonelective Contributions or additional Matching Employer Contributions, if any, the Excess Aggregate Contributions made with respect to Highly Compensated Participants with respect to such Plan Year, and any income attributable thereto, shall be distributed to Highly Compensated Participants in an amount equal to each such Participant's After-Tax Contributions (including recharacterized Salary Reduction Contributions).

             (e) If the limitations under Paragraph 15.3(a) continue to be exceeded following the distributions described in Subparagraph (d), the Matching Employer Contributions made on behalf of Highly Compensated Participants which are not vested pursuant to Paragraph 10.2 shall be forfeited to the extent of any remaining Excess Aggregate Contributions made on behalf of Highly Compensated Participants with respect to such Plan Year, and any income allocable thereto. Such forfeitures shall be utilized to reduce future Matching Employer Contributions, to defray administrative expenses of the VIP, and to restore Participants' Accounts in accordance with Paragraph 10.3(b).

             (f) If the limitations under Paragraph 15.3(a) continue to be exceeded following the distribution of After-Tax Contributions or the allocation of the forfeitures, if any, described above, the remaining Excess Aggregate Contributions made on behalf of Highly Compensated Participants with respect to such Plan Year, and any income attributable thereto, shall be distributed to Highly Compensated Participants.

             (g) All Excess Aggregate Contributions and any income allocable thereto shall be forfeited or distributed, as described above, as soon as practicable after the close of the Plan Year, but no later than twelve months after the close of the Plan Year in which they occur. The amount of income allocable to Excess Aggregate Contributions shall be determined in accordance with the regulations issued under Section 401(m) of the Code. The Committee is authorized to implement rules under which it may utilize any combination of the methods described in the foregoing Subparagraphs (b), (c), (d), (e), and (f) to assure that the limitations of Paragraph 15.2(a) are satisfied.

             (h)  Notwithstanding  anything to the contrary in Paragraphs  15.1,
15.2 or 15.3, Salary Reduction Contributions, After-Tax Contributions, and Matching Employer Contributions may not be made to this VIP in violation of the rules prohibiting multiple use of the alternative limitation described in Sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) of the Code and the provisions of Treasury Regulation section 1.401(m)-2(b) and any further guidance issued thereunder. If such multiple use occurs, the Contribution Percentages for all Highly Compensated Participants (determined after applying the foregoing provisions of Paragraphs 15.1 and 15.2) shall be reduced in accordance with Treasury Regulation section 1.401(m)-2(c) and any further guidance issued thereunder in order to prevent such multiple use of the alternative limitation.

             (i) Notwithstanding anything in the VIP to the contrary, if the rate of Matching Employer Contributions (determined after application of the corrective mechanisms described in Paragraph 15.1 and the foregoing provisions of Paragraph 15.3) discriminates in favor of Highly Compensated Participants, the Matching Employer Contribution attributable to any Excess Salary Reduction Contribution, Excess Aggregate Contributions, or excess deferral (as described in Paragraph 15.1(g)) of each affected Highly Compensated Participant shall be forfeited so that the rate of Matching Employer Contributions is nondiscriminatory. Any such forfeitures shall be made no later than the end of the Plan Year following the Plan Year for which the contribution was made. Forfeitures, if any, shall be utilized to reduce future Matching Employer Contributions, to defray administrative expenses of the VIP, and to restore Participants' Accounts in accordance with Paragraph 10.3(b).

         15.4 Maximum Contribution Percentage for Plan Years Beginning On and After January 1, 1997:

             (a) Notwithstanding anything herein to the contrary, effective for Plan Years beginning on and after January 1, 1997, in no event may Matching Employer Contributions and After-Tax Contributions (including Salary Reduction Contributions which are recharacterized pursuant to Paragraph 15.2(c), if any) made on behalf of all Highly Compensated Participants with respect to any Plan Year result in a Contribution Percentage for such group of Employees which exceeds the greater of
(1) or (2) below, where:

             (1) is an amount equal to 125% of the Contribution Percentage for the preceding Plan Year for all Participants in the VIP other than Highly Compensated Participants; and

             (2) is an amount equal to the sum of the Contribution Percentage for the preceding Plan Year for all Participants in the VIP other than Highly Compensated Participants and 2%, provided that such amount does not exceed 200% of the Contribution Percentage for the preceding Plan Year for all Participants other than Highly Compensated Participants.

                 Notwithstanding the foregoing, the Committee may elect to determine the permissible Contribution Percentage for Highly Compensated Participants on the basis of the Contribution Percentage of the group Participants other than Highly Compensated Participants for the current Plan Year rather than the preceding Plan Year, in accordance with such regulations, notices or other guidance issued under Section 401(k) of the Code.

             (b) The Committee shall be authorized to implement rules authorizing or requiring reductions in the After-Tax Contributions that may be made by Highly Compensated Participants during the Plan Year (prior to any contributions to the Trust) so that the limitations of Paragraph 15.4(a) are satisfied.

             (c) Notwithstanding any reductions pursuant to Subparagraph (b), if the limitations under Paragraph 15.4(a) are exceeded, an Employer may, in the discretion of the Board of Directors, make additional contributions to the Participant's Accounts of Participants who are not Highly Compensated Employees, which additional contributions shall either be Qualified Nonelective Contributions or additional Matching Employer Contributions under Paragraph 5.7 of the VIP. In addition, in accordance with regulations issued under Section 401(m) of the Code, the Committee may elect to treat amounts attributable to Salary Reduction Contributions as such additional Matching Employer Contributions solely for the purposes of satisfying the limitations of Paragraph 15.4(a).

             (d) If the  limitations  under  Paragraph  15.4(a)  continue  to be exceeded following such Qualified Nonelective Contributions or additional Matching Employer Contributions, if any, the Excess Aggregate Contributions made with respect to Highly Compensated Participants with respect to such Plan Year, and any income attributable thereto, shall be distributed to Highly Compensated Participants in an amount equal to each such Participant's After-Tax Contributions (including recharacterized Salary Reduction Contributions). Once the leveling procedure described in Paragraph 2.19 has been completed, the total dollar amount of Excess Aggregate Contributions shall be determined. This amount shall be distributed in accordance with a leveling procedure under which the dollar amount of After-Tax Contributions of the Highly Compensated Participant with the highest dollar amount of After-Tax Contributions shall be reduced to the extent required to distribute the total amount of Excess Aggregate Contributions or, if it results in a lower reduction, to the extent required to cause such Highly Compensated Participant's dollar amount of After-Tax Contributions to equal the dollar amount of After-

Tax Contributions of the Highly Compensated Participant with the next highest dollar amount of After-Tax Contributions. This distribution procedure shall be repeated until all Excess Aggregate Contributions have been distributed or, if earlier, all After-Tax Contributions have been distributed.

             (e) If the limitations under Paragraph 15.4(a) continue to be exceeded following the distributions described in Subparagraph (d), the Matching Employer Contributions made on behalf of Highly Compensated Participants which are not vested pursuant to Paragraph 10.2 shall be forfeited to the extent of any remaining Excess Aggregate Contributions made on behalf of Highly Compensated Participants with respect to such Plan Year, and any income allocable thereto. Such forfeitures shall be utilized to reduce future Matching Employer Contributions, to defray administrative expenses of the VIP, and to restore Participants' Accounts in accordance with Paragraph 10.3(b).

             (f) If the limitations under Paragraph 15.4(a) continue to be exceeded following the distribution of After-Tax Contributions or the allocation of the forfeitures, if any, described above, the remaining Excess Aggregate Contributions made on behalf of Highly Compensated Participants with respect to such Plan Year, and any income attributable thereto, shall be distributed to Highly Compensated Participants.

             (g) All Excess Aggregate Contributions and any income allocable thereto shall be forfeited or distributed, as described above, as soon as practicable after the close of the Plan Year, but no later than twelve months after the close of the Plan Year in which they occur. The amount of income allocable to Excess Aggregate Contributions shall be determined in accordance with the regulations issued under Section 401(m) of the Code. The Committee is authorized to implement rules under which it may utilize any combination of the methods described in the foregoing Subparagraphs (b), (c), (d), (e), and (f) to assure that the limitations of Paragraph 15.4(a) are satisfied.

             (h) Notwithstanding anything to the contrary in Paragraphs 15.1, 15.2, 15.3 or 15.4, Salary Reduction Contributions, After-Tax Contributions, and Matching Employer Contributions may not be made to this VIP in violation of the rules prohibiting multiple use of the alternative limitation described in Sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) of the Code and the provisions of Treasury Regulation section 1.401(m)-2(b) and any further guidance issued thereunder. If such multiple use occurs, the Contribution Percentages for all Highly Compensated Participants (determined after applying the foregoing provisions of Paragraphs 15.1 and 15.2) shall be reduced in accordance with Treasury Regulation section 1.401(m)-2(c) and any further guidance issued thereunder in order to prevent such multiple use of the alternative limitation.

             (i) Notwithstanding anything in the VIP to the contrary, if the rate of Matching Employer Contributions (determined after application of the corrective mechanisms described in Paragraph 15.2 and the foregoing provisions of Paragraph 15.4) discriminates in favor of Highly Compensated Participants, the Matching Employer Contribution attributable to any Excess Salary Reduction Contribution, Excess Aggregate Contributions, or excess deferral (as described in Paragraph 15.1(g)) of each affected Highly Compensated Participant shall be forfeited so that the rate of Matching Employer Contributions is nondiscriminatory. Any such forfeitures shall be made no later than the end of the Plan Year following the Plan Year for which the contribution was made.

Forfeitures, if any, shall be utilized to reduce future Matching Employer Contributions, to defray administrative expenses of the VIP, and to restore Participants' Accounts in accordance with Paragraph 10.3(b).

         15.5 Limitation on Annual Additions:

             (a) Basic Limitation. Subject to the adjustments hereinafter set forth, the maximum Annual Addition for any Plan Year to a Participant's Accounts under this VIP shall in no event exceed the lesser of:

             (i) $30,000 (as adjusted by the Internal Revenue Service for increases in cost of living in accordance with Section 415(d) and the applicable regulations)

             (ii) 25% of the amount of a Participant's annual Earnings.

             (b) Limitation for Participants in a Combination of Plans. Notwithstanding the foregoing, in the case of a Participant who participates in this VIP and a qualified defined benefit plan maintained by an Employer, the sum of the defined benefit plan fraction (as defined in Code Section 415(e)(2)) and the defined contribution plan fraction (as defined in Code Section 415(e)(3)) for any year shall not exceed 1.0. Notwithstanding the foregoing, as of January 1, 1987, an amount shall be subtracted from the numerator of the defined contribution plan fraction, in accordance with IRS Notice 87-21, so that the sum of the defined benefit plan fraction and defined contribution plan fraction computed under Section 415(e)(1) of the Code does not exceed 1.0.

             (c) Aggregation of Plans. For purposes of this Paragraph, all qualified defined benefit plans maintained by an Employer shall be treated as a single plan, and all qualified defined contribution plans maintained by an Employer shall be treated as a single plan.

             (d) Definition of Employer. For purposes of this Paragraph, the term "Employer" shall include any Affiliated Company, as defined in Paragraph
2.4 hereof and as modified by Section 415(h) of the Code.

             (e) Excess Annual Additions Precluded. Prior to the allocation of contributions in any Plan Year, the Committee shall determine whether the amount to be allocated would cause the limitations prescribed hereunder to be exceeded with respect to any Participant. In the event there would be such an excess, the Annual Additions to this VIP shall be adjusted by reducing Participant and Employer contributions in such amounts as are determined by the Committee and in such order elected by the Participant with the consent of the Committee, but only to the extent necessary to satisfy such limitations.

             (f) Adjustment to Defined Benefit Plan. Notwithstanding the provisions of Subparagraphs (a) and (b), in the event that the limitations prescribed under Subparagraph (b) are exceeded with respect to any Participant who participates in this VIP and a qualified defined benefit plan maintained by an Employer, the Participant's benefits under the defined benefit plan shall be frozen or reduced prior to making any adjustments under this VIP; provided, however, if in a subsequent year the limitations are increased due to cost of living adjustments or any other factor, the freeze on the

Participant's benefits shall lapse to the extent that additional benefits may be payable under the increased limitations.

             (g) Disposal of Excess Annual Additions. In the event that, notwithstanding Subparagraphs (e) and (f) hereof, the limitations with respect to Annual Additions prescribed hereunder are exceeded with respect to any Participant and such excess arises as a consequence of a reasonable error in estimating the Participant's Earnings, the allocation of forfeitures, or a reasonable error in determining the amount of Salary Reduction Contributions that may be made with respect to any individual under the limits of Section 415 of the Code, such excess amounts shall not be deemed Annual Additions in that limitation year to the extent corrected hereunder. First, Salary Reduction Contributions and After-Tax Contributions (together with earnings thereon) shall be returned to each affected Participant to the extent that such distribution would reduce the excess amounts in the Participant's Accounts. These amounts shall be disregarded in applying the limitations of Paragraphs 15.1 and 15.2. To the extent excess amounts remain after any such distributions, such excess amounts shall be utilized to reduce Matching Employer Contributions on behalf of the Participant for the next succeeding Plan Year, and succeeding Plan Years, as necessary. If the Participant is not covered by the VIP at the end of any such succeeding Plan Year, but an excess amount still exists, such excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce Matching Employer Contributions for Participants in that Plan Year, and succeeding Plan Years, if necessary. The amount in such suspense account shall be credited to the Accounts of Participants in the manner provided in Paragraph 5.9.

                                   ARTICLE XVI

                                 TOP-HEAVY PLAN

         16.1 General Rule: Effective January 1, 1984, the VIP shall meet the requirements of this Article XVII in the event that the VIP is or becomes a Top-Heavy Plan.

         16.2 Top-Heavy Plan:

             (a) Test for Top-Heaviness. Subject to the aggregation rules set forth in subsection (b), the VIP shall be considered a Top-Heavy Plan pursuant to Section 416(g) of the Code in any Plan Year if, as of the Determination Date, the value of the cumulative Account Balances of all Key Employees exceeds sixty percent (60%) of the value of the cumulative Account Balances of all of the Employees as of such Date, excluding former Key Employees and (except for the Plan Year beginning January 1, 1984) excluding any Employee who has not performed services for the Employer during the five (5) consecutive Plan Year period ending on the Determination Date, but taking into account in computing the ratio any distributions made during the five (5) consecutive Plan Year period ending on the Determination Date. For purposes of the above ratio, the Account Balance of a Key Employee shall be counted only once each Plan Year.

             (b) Aggregation and Coordination With Other Plans. For purposes of determining whether the VIP is a Top-Heavy Plan and for purposes of meeting the requirements of this Article XVI, the VIP shall be aggregated and coordinated with other qualified plans in a Required Aggregation Group and may be aggregated or coordinated with other qualified plans in a Permissive Aggregation Group. If such Required Aggregation Group is Top-Heavy, this VIP shall be considered a Top-Heavy Plan. If such Permissive Aggregation Group is not Top-Heavy, this VIP shall not be a Top-Heavy Plan.

         16.3 Definitions: For the purpose of determining whether the VIP is Top-Heavy, the following definitions shall be applicable:

             (a) Determination and Valuation Dates. The term "Determination Date" shall mean, in the case of any Plan Year, the last day of the preceding Plan Year. The value of an individual's Account Balance shall be determined as of the Valuation Date next preceding the Determination Date and shall include any contribution actually made after such Valuation Date but on or before the Determination Date.

             (b) Key Employee. An individual shall be considered a Key Employee if he is an Employee or former Employee who at any time during the current Plan Year or any of the four (4) preceding Plan Years met the requirements of Code
Section 416(i)(1) and the regulations thereunder.

             (c) Non-Key Employee. The term "Non-Key Employee" shall mean any Employee who is a Participant and who is not a Key Employee.

             (d) Beneficiary. Whenever the term "Key Employee", "former Key Employee", or "Non-Key Employee" is used herein, it includes the Beneficiary or Beneficiaries of such individual.

             (e) Required Aggregation Group. The term "Required Aggregation Group" shall mean all other qualified defined benefit and defined contribution plans maintained by the Employer in which a Key Employee participates, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or 410 of the Code.

             (f) Permissive Aggregation Group. The term "Permissive Aggregation Group" shall mean all other qualified defined benefit and defined contribution plans maintained by the Employer that meet the requirements of Sections 401(a)(4) and 410 of the Code when considered with a Required Aggregation Group.

         16.4 Requirements Applicable if VIP is Top-Heavy: In the event the VIP is determined to be Top-Heavy for any Plan Year, the following requirements shall be applicable:

             (a) Minimum Allocation.

                 (i) In the case of a Non-Key Employee who is covered under this VIP but does not participate in any qualified defined benefit plan maintained by the Employer, the Minimum Allocation of contributions plus forfeitures allocated to the account of each such Non-Key Employee who has not separated from service at the end of a Plan Year in which the VIP is Top-Heavy shall equal the lesser of three percent (3%) of Compensation for such Plan Year or the largest percentage of Compensation provided on behalf of any Key Employee for such Plan Year. The Minimum Allocation provided hereunder may not be suspended or forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code. The Minimum Allocation shall be made for a Non-Key Employee for each Plan Year in which the VIP is Top-Heavy, even if he has not completed a Year of Service in such Plan Year or if he has declined to elect to have Salary Reduction Contributions made on his behalf.

                 (ii) A Non-Key Employee who is covered under this VIP and under a qualified defined benefit plan maintained by the Employer shall not be entitled to the Minimum Allocation under this VIP but shall receive the minimum benefit provided under the terms of the qualified defined benefit plan.

             (b) Top-Heavy Vesting Schedule.

                 (i) A Non-Key Employee is at all times one hundred percent (100%) vested in the full value of his Account attributable to his Salary Reduction Contributions, After-Tax Contributions, and Rollover Contributions.

                 (ii) Fewer than Two Years of Vesting Service. A Non-Key Employee whose employment is terminated prior to age sixty-five (65) and prior to the completion of two (2) or more full Years of Vesting Service shall not be entitled to any Matching Employer Contributions under the VIP.

                 (iii) Two or More Years of Vesting Service. A Non-Key Employee whose employment is terminated after age sixty-five (65) or after the completion of two (2) or more full Years of Vesting Service shall be one hundred percent (100%) vested in the full value of his Account attributable to Matching Employer Contributions under the VIP.

           Notwithstanding the foregoing provisions of this Paragraph 16.4(b), at any time this VIP is a top-heavy plan, in no event will a Participant's vested percentage interest in the portion of his account attributable to Matching Employer Contributions be less than his vested percentage interest determined under Paragraph 10.2 of the VIP.

             (c) Limitations on Annual Additions and Benefits. For purposes of computing the defined benefit plan fraction and defined contribution plan fraction as set forth in Sections 415(e)(2)(B) and 415(e)(3)(B) of the Code, the dollar limitations on benefits and annual additions applicable to a limitation year shall be multiplied by 1.0 rather than 1.25.

                                  ARTICLE XVII

                                    SIGNATURE

           The Plan as herein amended and restated has hereby been approved and adopted to be effective as of the dates set forth herein this 12th day of September, 1997.

                                                 VIACOM INC.

                                                 By: /s/ William A. Roskin
                                                    ----------------------------

                                                 Title: Senior Vice President
                                                       -------------------------

                                   APPENDIX A

              SPECIAL PROVISIONS APPLICABLE TO CERTAIN PARTICIPANTS

           This Appendix sets forth provisions applicable to Participants who participated or were eligible to participate in certain plans maintained by the Company and Affiliated Companies prior to January 1, 1996. All accrued benefits in such plans, including the timing and form of optional forms of payment, that are required to be protected under Code Section 411(d)(6) have been protected in the VIP.

I.         MTV Networks, Inc.

           Notwithstanding anything in the VIP to the contrary, the provisions of this Appendix A Section I shall apply to all former employees of MTV Networks, Inc. employed at HA! on June 23, 1991 and who, as of June 24, 1991 became employees of Comedy Partners and employed at Comedy Central (referred to herein as "Comedy Central Employees").

           (A) All Comedy Central Employees shall become fully vested in the Matching Employer Contributions made to their Accounts regardless of their Years of Vesting Service or Years of Benefit Service.

           (B) With respect to each Comedy Central Employee, the transfer of employment from MTV Networks, Inc. to employment at Comedy Central shall not be treated as a termination of employment for purposes of Article XI.

           (C) All Comedy Central Employees shall be entitled to obtain loans from the VIP and deemed to be included in the category of Eligible Borrowers, as defined in Paragraph 9.1.

           (D) All Comedy Central Employees shall be entitled to obtain withdrawals in accordance with the provisions of Article VIII and shall be entitled to direct the investment of amounts in their Accounts in accordance with the provisions of Article VII.

II.        Special Provisions with Respect to Participants in Merged Plans

           Notwithstanding anything in the VIP to the contrary, the provisions of this Appendix A, Section II shall apply where indicated to Participants referred to hereunder.

           A.     Merging of Assets

                  Effective as of December 31, 1995, the assets of the following plans shall be merged into the VIP:

                  (i) The Paramount  Communications Inc. Employees' Savings Plan
                      (the "PCI Plan");

                  (ii) The Prentice Hall Computer Publishing Division Retirement
                       Plan (the "PHCP Plan"); and

                  (iii) The  Blockbuster  Entertainment  Retirement  and Savings
                        Plan (the "Blockbuster Plan").

           B.     Transferred Assets

                  Any assets transferred to the VIP from a plan enumerated in Paragraph A above will retain their character as employee after-tax or before-tax contributions and earnings thereon; employer contributions (matching or otherwise) and earnings thereon or rollover contributions and earnings thereon. In addition, except where specified otherwise in this Appendix A, such transferred assets shall be invested in accordance with the provisions of
Article VII of the VIP.

           C.     PHCP Plan

                  Unless stated to the contrary, the following provisions apply to Employees who were Participants in the PHCP Plan or who were employees of Prentice Hall Inc. permanently assigned to the Computer Publishing Division ("PHCP Plan Participants") on December 31, 1995 and who subsequently became Participants in the VIP.

                  1. Service

                     Notwithstanding anything to the contrary in Article IV or any other provision of the VIP, a PHCP Plan Participant's Eligibility Service and Vesting Service under the VIP shall include the Participant's Eligibility Service and Vesting Service as of December 31, 1995 under the terms of the PHCP Plan. For purposes of calculating Eligibility Service and Vesting Service on and after January 1, 1996, the date of hire of a PHCP Participant shall be January 1, 1996.

                     In no event shall such Participant be credited with less Eligibility Service and Vesting Service under the VIP than the service with which the Participant was credited under the terms of the PHCP Plan on December 31, 1995.

                  2. Investment of Contributions

                     With respect to the portion of a Participant's Account attributable to Company Matching Contributions and Company Retirement Contributions under the PHCP Plan as of December 31, 1995, and in addition to any rights a Participant has pursuant to the provisions of Article VII of the VIP, a PHCP Participant shall have the right to direct the investment of such amounts attributable to such Company Contributions in the same manner as the Participant may direct the investment of Salary Reduction Contributions and After-Tax Contributions as set forth in Article VII of this VIP.

                  3. Vesting

                     Notwithstanding anything to the contrary in Article X or any other provision of the VIP, each PHCP Plan Participant on December 31, 1995 shall become vested in the Matching Employer Contributions to the VIP, together with any matching employer contributions and retirement contributions made to the PHCP Plan prior to January 1, 1996, in accordance with the following schedule:

           Years of Completed                                 Vested
             Vesting Service                                Percentage
           ------------------                               ----------

                 Less than 1                                    0%
                 1 - 2                                         20%
                 2 - 3                                         40%
                 3 - 4                                         60%
                 4 - 5                                         80%
                 5 or More                                    100%


           D.     PCI Plan

                  Unless stated to the contrary, the following provisions apply to employees who were participants in the PCI Plan or who were employed by a participating employer in the PCI Plan ("PCI Plan Participants") on December 31, 1995 and who subsequently became participants in the VIP.

                  1. Service:

                     Notwithstanding anything to the contrary in Article IV or any other provision of the VIP, a PCI Plan Participant's Eligibility Service and Vesting Service under the VIP shall include the Participant's eligibility service and vesting service under the terms of the PCI Plan. For purposes of determining a PCI Plan Participant's Vesting Service and, if the PCI Plan Participant was a full-time employee under the PCI Plan as of December 31, 1995, Eligibility Service, the PCI Plan Participant's date of hire under the VIP shall be the Participant's date of hire under the PCI Plan.

                     In no event will a PCI Plan Participant be credited with less Eligibility Service and Vesting Service under the VIP than the service with which the Participant was credited under the terms of the PCI Plan on December 31, 1995.

                  2. Vesting:

                     Notwithstanding anything to the contrary in Article X or any other provision of the VIP, each PCI Plan Participant on December 31, 1995 shall become vested in the Matching Employer Contributions to the VIP, together with any Matching Contributions made to the PCI Plan prior to January 1, 1996, in accordance with the following schedule:

       Years of Completed                                     Vested
        Vesting Service                                     Percentage
       ------------------                                   ----------
             Less than 1                                           0%
             1 - 2                                                20%
             2 - 3                                                40%
             3 - 4                                                60%

             4 - 5                                                80%
             5 or More                                           100%



                  3. ESOP Accounts

                  (a) The term "ESOP Account" means assets transferred to the PCI Plan from the Paramount Communications Inc. Employee Stock Ownership Plan.

                  (b) Amounts held in the ESOP Account shall be invested solely in the Viacom Inc. Stock Fund.

                  (c) Any  Participant  who has attained age 55 and completed at least ten (10) years of membership with respect to amounts credited to the ESOP Account (including years of participation under the Paramount Communications Inc. Employee Stock Ownership Plan) shall be permitted to direct in writing that up to 25 percent of the number of shares of Viacom Stock attributable to shares of Paramount Communications Inc. stock acquired after December 31, 1986, and allocated to his ESOP Account, be distributed to the Participant. Such direction may be made within 90 days after the close of each Plan Year during the Participant's Qualified Election Period. Within 90 days after the close of the last Plan Year in the Participant's Qualified Election Period, such a Participant may request the distribution of up to 50 percent of the number of shares of Viacom Stock attributable to Paramount Communications Inc. stock acquired after December 31, 1986, and allocated to his ESOP Account. Any direction made during the applicable 90-day period following any Plan Year may be revoked or modified at any time during such 90-day period. Any such distributions shall be made no later than the 180th day of the Plan Year in which the Participant's direction is made. All such directions shall be in accordance with any notice, rulings, or regulations or other guidance issued by the Internal Revenue Service with respect to Code Section 401(a)(28)(B). For the purposes of this Section D(1)(e), the following rules shall apply:

                  (i) The term  "Qualified  Election  Period" shall mean the six
(6) Plan Year period beginning with the later of the Plan Year in which the Participant attained age 55 or completes ten (10) years of membership with respect to amounts credited to the ESOP Account including Years of membership in the Paramount Communications Inc. Employee Stock Ownership Plan.

                  (ii) The amount which may be directed by the Participant with respect to each Plan Year shall be based in each instance on the balance of such allocated Viacom Stock in the Participant's ESOP Account as of the end of the prior Plan Year plus prior transfers during the Qualified Election Period, reduced by any amounts previously directed during the Qualified Election Period.

           4. Special Grandfather Provisions Relating To Withdrawal Provisions For Participants Of Certain Plans Merged Into the PCI Plan

                  (a) Prentice-Hall And Subsidiaries Profit Sharing Plan

                      Solely with respect to the portion of a Participant's Account attributable to funds held in the Prentice-Hall and Subsidiaries Profit Sharing Plan on December 31, 1986 (the "P-H Plan"), and in addition to any rights a Participant has pursuant to the provisions of Article VII of this Plan, the following shall be applicable:

                  (i) At least 60 days prior to each July 1, each Active or Inactive Participant may file an election with the Retirement Committee to make a withdrawal of the entire nonforfeitable portion of the Participant's Account attributable to employer contributions made under the P-H Plan including earnings after December 31, 1986 attributable to such funds, at least 24 months prior to the Participant's election.

                  (b) Esquire, Inc. Retirement Investment/Savings Plan

                      Notwithstanding the provisions of Article VIII regarding a Participant's right to withdraw amounts from his or her Account, a Participant's Account attributable to funds held in the Esquire, Inc. Retirement Investment/Savings Plan on December 31, 1986 (the "Esquire Plan"), and in addition to any rights a Participant has pursuant to the provisions of Article VIII of this Plan, a Participant may file an election with the Retirement Committee to make a withdrawal of all or any portion of his or her Participant's Account attributable to amounts transferred from the Allyn and Bacon Profit-Sharing Plan to the Esquire Plan, including earnings after December 31, 1986 attributable to such funds, provided such election is made at least 30 days prior to the date of any proposed withdrawal.

                  (c) Gulf & Western  Industries,  Inc.  Employees' Savings Plan
                      (the "G+W Plan")

                      Solely with respect to the portion of a Participant's Account attributable to funds held in the G+W Plan on December 31, l986, and in addition to any rights a Participant has pursuant to the provisions of Article VIII of the Plan, the following shall be applicable:

                  (i) A Participant may file an election with the Retirement Committee to make a withdrawal from his or her Participant's Account of the entire nonforfeitable portion of his or her Participant's Account attributable to funds held in the G+W Plan on December 31, 1986, including earnings after December 31, 1986 attributable to such funds. Such an election may be made with respect to employer contributions made at least 24 months prior to the Participant's election, except that such 24-month requirement shall not apply if the Participant has completed at least 5 years of participation in the Plan.

                  (ii) In the event of financial hardship determined pursuant to Paragraph 8.1(e) of the Plan or following the attainment of age 59 1/2, a Participant may file an election with the Retirement Committee to make a withdrawal from his or her Participant's Account of all or any portion of his or her Participant's Account of all or any portion of his or her Participant Account attributable to nonforfeitable funds transferred to the G+W Plan from the Participant's Matching Employer Contributions Account under the Savings Plus Plan for Employees or Trans-Lux Corporation and Certain of its Subsidiaries and or Affiliates, including earnings after December 31, 1986 attributable to such funds.

                  (d) Master Data Center, Inc. Employees' Thrift Plan

                  (i)  Solely  with  respect to the  portion of a  Participant's
Account attributable to funds held in the Master Data Center, Inc. Employees' Thrift Plan, and in
addition to any rights a Participant has pursuant to the provisions of Article VIII of the Plan, a Participant may withdraw all or any part of his funds attributable to his after-tax contributions and rollover contributions (including earnings thereon) under the Master Data Center, Inc. Employees' Thrift Plan, except that the minimum withdrawal of such funds shall be $100, and withdrawals of less than $500 shall be in multiples of $100.

                  (ii)  No  in-service   withdrawals  of  that  portion  of  the
Participant's Account which is attributable to his Provisional Credit Account under the Master Data Center Plan shall be permitted.

                  (e) Computer Curriculum Corporation Savings Plan

                      Solely with respect to the portion of a Participant's Account attributable to funds held in the Computer Curriculum Corporation Savings Plan, and in addition to any rights a Participant has pursuant to the provisions of Article VIII of this Plan, a Participant may make a hardship withdrawal of all or any part of his funds attributable to voluntary employee deferred contributions (as defined under the Computer Curriculum Corporation Savings Plan), including earnings thereon, in accordance with Article VIII of this Plan, except that $500 shall be replaced by $100 in clause (i) of Section 7.3.

                  (f) Premier Advertiser Sales Retirement Plan

           Solely with respect to the portion of a Participant's Account attributable to funds held in the Premier Advertising Sales Retirement Savings Plan on December 31, 1992, and in addition to any rights a Participant has pursuant to the provisions of Article VIII of this Plan, a Member may file an election with the Retirement Committee to withdraw all or any portion of his or her Account attributable to such funds, including earnings after December 31, 1992 attributable to such funds, at any time after attaining age 59 1/2. Such a withdrawal shall be permitted only once in any twelve month period.

           5. Special Distribution Provisions For Members of Certain Plans Merged Into the PCI Plan

                  In applying the rules of this Appendix A to the Plan, the distribution rules of Article XI of the Plan shall continue to apply unless specifically provided otherwise herein.

                  (a) Janus Book Publishers, Inc. 401(k) Profit Sharing Plan

                      The portion of the Participant's Account attributable to assets transferred to this Plan from the Janus Book Publishers, Inc. 401(k)
Profit Sharing Plan shall be accounted for separately under this Plan. Solely with respect to such portion of a Participant's Account attributable to such assets, and in addition to any rights a Participant has pursuant to the provisions of Article XI of this Plan, the Participant may elect to receive a distribution of such assets, including earnings attributable to such funds, in one of the following annuity forms, in which case the assets in the Participant's account will be to purchase an annuity contract to provide the elected distribution form:

                  (i) Qualified Joint and Survivor Annuity

           This form is available only to a Participant who is married on his or her Annuity Starting Date. It provides the Participant with a monthly benefit during his or her lifetime and provides for the continuance of 50% of such benefit to the Participant's spouse, if living, after the Participant's death.

           The monthly payments to the Participant's spouse shall commence on the first day of the month following the month in which the Participant dies, if the spouse is then living, and shall continue monthly with the last payment due for the month in which the Participant's spouse's death occurs.

           If the Participant's spouse dies before the Participant commences to receive benefit payments, the Participant may elect another form of benefit. If the Participant's spouse predeceases the Participant after payments have commenced, such payments shall cease upon the Participant's death.

           For purposes of this Section, "Annuity Starting Date" shall mean the first day of the first period for which an amount is paid as an annuity or in any other form on account of retirement or other termination of employment.

         (ii) Single Life Annuity

              This form provides the Participant with a monthly retirement benefit during his or her lifetime, ceasing with the last payment due immediately preceding his or her date of death.

         (iii) Period Certain Annuity

              This form provides the Participant with a monthly benefit during his or her lifetime with the guarantee that a certain specified number (120, 180 or 240, as elected by the Participant) of monthly payments will be made to either the Participant of his or her Beneficiary.

              If this form is elected and the Participant dies prior to the receipt of the guaranteed monthly payments, the balance of the guaranteed monthly payments will be paid to the Participant's Beneficiary and will continue until the total of guaranteed monthly payments have been made to the Participant and his or her Beneficiary. The first such payment to the Beneficiary shall be due and payable as of the first day of the month following the Participant's death.

         (iv)  Single Premium Deferred Annuity

              This form, purchased on the Participant's behalf by the Trustee, provides the Participant with a segregated account which earns current interest. The account is not subject to tax until the date (elected by the Participant) on which payments commence. Subject to the terms of the annuity contract, payments may be distributed in any of the annuity forms in this Section.

              Notwithstanding the foregoing, a Participant who is married on his or her Annuity Starting Date and who elects to receive his or her Account in the form of an annuity shall receive a qualified joint and survivor unless the Participant elects one of the other annuity forms described above and the Participant's spouse consents to such election. The spouse's consent must acknowledge the effect of such election and must be witnessed by a member of the Retirement Committee or a notary public.

         (b)  Cox Enterprises, Inc. Savings and Investment Plan

              With respect to a Participant, a portion of whose Account is attributable to funds held in the Cox Enterprises Inc. Savings and Investment Plan (the "Cox Plan") on August 31, 1993, and in addition to any rights a Participant has pursuant to the provisions of Article XI of this Plan, the following shall be applicable:

         (i) A Participant who terminates employment prior to Early or Normal Retirement Date may elect to receive such amount in installment payments over a period not to exceed the lesser of (A) 25 years of (B) the joint life expectancy of the Participant and his or her Beneficiary. A Participant electing installment payments under this paragraph may elect to have payments commence anytime after termination of employment, but in no event later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2; provided that a Participant who elected to receive benefit installments may elect, at any time after distributions have commenced, to receive the remainder of the benefit in a single sum payment.

         (ii) A Participant who is actively employed with the Employer beyond attainment of age 70 1/2 and whose benefit is required to commence no later than the April 1 of the calendar year following the calendar year in which such Participant attains age 70 1/2 may elect to have such amount paid in a single sum payment or in installment payments over a period not to exceed the joint life expectancy of the Participant and his or her Beneficiary.

         (iii) Upon the death of a Participant, his or her Beneficiary may elect to receive such amount in the form of installment payments for a maximum of 5 years after the date of the Participant's death.

           6. Special Vesting Provisions For Members of Certain Plans Merged Into the PCI Plan

                  Notwithstanding anything to the contrary in Article X of the VIP, a PCI Plan Participant who participated in the Cox Enterprises Inc. Savings and Investment Plan shall be fully vested in his or her Account, including Company Matching Contributions.

           E.     Blockbuster Plan

                  The following provisions apply to Employees who were participants in the Blockbuster Plan or who were employed by a participating employer in the Blockbuster Plan ("Blockbuster Participant") on December 31, 1995 and who subsequently became Participants in the VIP.

                  1.  Service:  -  Notwithstanding  anything to the  contrary in
Article IV or any other provision of the VIP, a Blockbuster Participant's Eligibility Service and Vesting Service under the VIP shall include the Participant's eligibility service and vesting service as of December 31, 1995 under the terms of the Blockbuster Plan. For purposes of calculating Eligibility Service and Vesting Service on and after January 1, 1996, the date of hire of a Blockbuster Plan Participant shall be January 1, 1996.

                  In no event shall such Participant be credited with less Eligibility Service and Vesting Service under the VIP than the service with which the Participant was credited under the terms of the Blockbuster Plan on December 31, 1995.

                  2.  Vesting:  -  Notwithstanding  anything to the  contrary in
Article X or any other provision of the VIP, each Blockbuster Participant on December 31, 1995 shall become vested in the Matching Employer Contributions to the VIP, together with any matching contributions or nonelective employer contribution made to the Blockbuster Plan prior to January 1, 1996, in accordance with the following schedule:

       Years of Completed                                Vested
         Vesting Service                               Percentage
       ------------------                              ----------

           Less than 1                                        0%
           1 - 2                                             25%
           2 - 3                                             50%
           3 - 4                                             75%
           4 or more                                        100%


III.       Viacom Investment Plan As in Effect Prior to January 1, 1996

           A. The following provisions apply to Employees of an Employer prior to January 1, 1996, including Employees who were Participants in the VIP on December 31, 1995 and who continued to participate after such date.

           For purposes of Section 10.2(b), a Participant's Benefit Service is that period of Service used in determining the Participant's right to receive a vested benefit under the VIP. Benefit Service shall be computed according to the following rules:

           1. For service while a Participant on and after January 1, 1989, Benefit Service shall be, for each Accounting Period within the Plan Year, only that period for which the Participant elects to have Matchable or Unmatched Contributions made to the VIP on his behalf. If a Participant is unable to have Matchable Contributions made to the VIP solely due to the limitations of Paragraph 15.1, 15.2, or 15.3, he shall be credited with Benefit Service for each Accounting Period during which he is so restricted whether or not he elects to have After-Tax Contributions made to the VIP on his behalf. Periods of leave of absence, layoffs and, except as provided in the preceding sentence, other periods for which the Participant does not or did not elect to have Matchable or Unmatched Contributions made to the VIP shall not be counted as Benefit Service. A Participant shall not be credited with Benefit Service solely due to a Rollover Contribution made to the VIP on his behalf. Years of Benefit Service shall be determined by dividing the total number of Accounting Periods for which Benefit Service is credited by twelve, with fractional years being disregarded;

           2. For service while a Participant prior to January 1, 1989, Benefit Service shall be the Participant's Benefit Service as defined under the provisions of the VIP in effect on December 31, 1988; provided, however, that with respect to an Employee who terminated employment prior to January 1, 1989, and returned to employment on or after that date, Benefit Service shall be restored upon reemployment;

           3. A Participant's Benefit Service under the VIP shall include periods of Benefit Service credited to such Participant under the Savings and Investment Plan for Employees of PVI Transmission Inc. and Paramount (PDI) Distribution Inc., whether or not assets are transferred to the VIP in accordance with Paragraph 5.13.

           B. Special Provisions With Respect to Participants Who Are Employees of the Cable Division

           Notwithstanding anything in the VIP to the contrary, the provisions of this Appendix A, Section III. B. shall apply where indicated to Employees who were Participants in the VIP on December 31, 1995 and who were employees of Tele-View Inc., commonly referred to as the Cable Division, ("Cable Participants"), prior to on, and following December 31, 1995:

           1.   Contributions

           (a)  Matchable   Contributions:   A  Cable  Participant's   Matchable
Contributions shall mean those contributions made by his Employer as Salary Reduction Contributions (including any Salary Reduction Contributions which are recharacterized pursuant to Paragraph 15.1(c) or 15.3(c)), which may be in an amount equal to a stated whole percentage from 1% to 5%, inclusively, of his Compensation, subject to Paragraph 5.14.

           (b) Unmatched Contributions: A Cable Participant's Unmatched Contributions shall mean the sum of those contributions in excess of Matchable Contributions made by his Employer as Salary Reduction Contributions, which may be in an amount equal to a stated whole percentage which, including such Matchable Contributions, does not exceed 15%, inclusively, of his Compensation, plus those contributions made by the Employee as After-Tax Contributions, which may be in an amount equal to a stated whole percentage from 1% to 15%, inclusively, of his Compensation. Notwithstanding the foregoing, in no event shall the contributions made under this Paragraph 2 when added to the Participant's Matchable Contributions made under Paragraph 1, exceed 15% of the Participant's Compensation, subject to Paragraph 5.14.

           (c) Matching Employer Contributions: During each Accounting Period, and subject to Paragraph 5.14, each Employer will contribute an amount equal to
(i) 40% of the Matchable Contributions to the VIP made during such Accounting Period on behalf of a Participant of such Employer if on the last business day of that Accounting Period such Participant had completed less than five Years of Vesting Service with the Company or an Affiliated Company and (ii) 50% of the Matchable Contributions to the VIP made during such Accounting Period on behalf of a Cable Participant of such Employer if on the last business day of that Accounting Period such Cable Participant had completed five or more Years of Vesting Service with the Company or an Affiliated Company (or, for Matching Employer Contributions made prior to January 1, 1990, five or more Years of Benefit Service). Such contributions shall not be limited by the current or accumulated profits of the Employers. In accordance with Paragraph 15.2(c) or 15.4(c), additional Matching Employer Contributions may be made in order to comply with the requirements of Paragraph 15.2(a) or 15.4(a). Notwithstanding the foregoing, each Employer shall make such additional contributions as necessary to assure that the Matching Employer

Contributions made on behalf of each Participant during any Plan Year equal at least 40% (or, if applicable, 50%) of the first 5% of each Participant's Salary Deferral Contributions during such Plan Year within the limits of Paragraph 15.2(a) or 15.4(a).

           2.   Investment of Contributions

           (a)  The Funds available to Cable Participants shall be as follows:

                (i) "Certus Interest Income Fund" seeks current income consistent with preservation of principal and a stable rate of return by investing in a diversified group of high quality, fixed income investments, as determined by the Fund's investment manager.

                (ii) "Putnam Money Market Fund" seeks current income consistent with capital preservation, stable principal and liquidity by investing in money market instruments, as determined by the Fund's investment manager.

                (iii) "The Putnam Fund for Growth and Income" seeks capital growth and current income mainly through a portfolio of income-producing common stocks and such other investments, all as determined by the Fund's investment manager.

                (iv) "Putnam U.S. Government Income Trust" Fund seeks current income consistent with preservation of capital through investments in securities backed by the full faith and credit of the United States government, as determined by the Fund's investment manager.

                (v) "Putnam Vista Fund" seeks capital appreciation through investment in common stocks selected for above-average growth potential, as determined by the Fund's investment manager.

                (vi)  "Putnam   Voyager   Fund"   aggressively   seeks   capital
appreciation through investment in common stocks, as determined by the Fund's investment manager.

                (vii) "Viacom Stock Fund" is an unsegregated fund invested in Stock and money market funds valued daily which are invested in short term fixed obligations of the United States Government and Federal Agencies, certificates of deposit of commercial banks, and other such short term obligations, all as determined by the Fund's designated fiduciary.

           3.   Vesting

                (a) Each Cable Participant shall become fully vested in Matching Employer Contributions upon the earlier of the completion of one Year of Benefit Service or five years of Vesting Service.

                (b) Benefit Service for Cable Participants shall be determined in accordance with the provisions of Paragraph III. B of this Appendix.

IV.        Special Provisions with Respect to Participants in SIP

           Notwithstanding anything in the VIP to the contrary, the provisions of this Appendix A, Section IV shall apply where indicated to Participants referred to hereunder.

           A.   Merging of Assets

                Effective as of the close of business on December 31, 1996, the assets of the SIP shall be merged into the VIP.

           B.   Transferred Assets

                Any assets transferred to the VIP from the SIP will retain their character as employee after-tax or before-tax contributions and earnings thereon; employer contributions (matching or otherwise) and earnings thereon or rollover contributions and earnings thereon. In addition, except where specified otherwise in this Appendix A, such transferred assets shall be invested in accordance with the provisions of Article VII of the VIP.

           C.   Service

                Notwithstanding anything to the contrary in Article IV or any other provision of the VIP, a SIP Participant's Eligibility Service and Vesting Service under the VIP shall include the Participant's Eligibility Service and Vesting Service as of December 31, 1996 under the terms of the SIP. For purposes of calculating Eligibility Service and Vesting Service on and after January 1, 1997, the date of hire of a PHCP Participant shall be the Participant's date of hire under the SIP.

                    In no event shall such Participant be credited with less Eligibility Service and Vesting Service under the VIP than the service with which the Participant was credited under the terms of the SIP on December 31, 1996.

           D.   Provisions of SIP Effective January 1, 1996

                Effective as of December 31, 1995, the Paramount (PDI) Distribution Inc. Employees' Savings Plan was merged with and into the Savings and Investment Plan for Employees of PVI Transmission Inc. and Its Subsidiaries. The resulting plan as amended was renamed the Savings and Investment Plan for Employees of PVI Transmission Inc. and Paramount (PDI) Distribution Inc. (the "SIP"). Effective January 1, 1996, the following provisions of this Plan shall be effective under the SIP and shall replace the corresponding provisions of the SIP; provided, however, that "SIP" shall be substituted for "VIP" wherever used in such provisions; provided, further, that the terms "Company," "Employer," "Committee," "Participant," or "Plan," wherever used, shall have the meaning ascribed to such terms in the Savings and Investment Plan for Employees of PVI Transmission Inc. and Its Subsidiaries as in effect on December 31, 1995:

           1.  The  following  definitions  contained  in  Article  II:  "Actual
           Deferral  Percentage";  "Compensation";   "Contribution  Percentage";
           "Fund".

           2. Paragraphs 3.1(b) through (d); 3.2; 3.3.

           3. Paragraphs 4.2 and 4.3. Paragraph 4.4 of the Plan shall replace Paragraph 4.5 of the SIP. Paragraph 4.4 of the SIP ("Benefit
           Service") shall apply only as follows: With respect to Employees of an Employer under the terms of the SIP prior to January 1, 1996, including Employees who were Participants in the SIP on December 31, 1995 and who continued to participate after such date, for purposes of Section 10.2(b) of the SIP as in effect on January 1, 1996, a Participant's Benefit Service is that period of Service used in determining the Participant's right to receive a vested benefit under the SIP. Benefit Service shall be computed according to the following rules:

                    (a) Benefit Service shall be, for each Accounting Period within the Plan Year, only that period for which the Participant elects to have Matchable or Unmatched Contributions made to the SIP on his behalf. If a Participant is unable to have Matchable
           Contributions made to the SIP solely due to the limitations of Paragraph 15.1, 15.2 or 15.3, he shall be credited with Benefit Service for each Accounting Period during which he is so restricted whether or not he elects to have After-Tax Contributions made to the SIP on his behalf. Periods of leave of absence, layoffs and, except as provided in the preceding sentence, other periods for which the Participant does not or did not elect to have Matchable or Unmatched Contributions made to the SIP shall not be counted as Benefit Service. A Participant shall not be credited with Benefit Service solely due to a Rollover Contribution made to the SIP on his behalf. Years of Benefit Service shall be determined by dividing the total number of Accounting Periods for which Benefit Service is credited by twelve, with fractional years being disregarded.

                    (b) A Participant's Benefit Service under the VIP shall include periods of Benefit Service credited to such Participant under the Savings and Investment Plan for Employees of PVI Transmission Inc. and Paramount (PDI) Distribution Inc., whether or not assets are transferred to the VIP in accordance with Paragraph 5.13.

           4. Paragraphs 5.1 through 5.5; 5.7; 5.11; 5.14.

           5. Article VII.

           6. Paragraphs 8.1(c) and (e).

           7. Paragraphs 10.1 and 10.2.

           8. Paragraph 11.2.

                In addition, effective January 1, 1996, the term "Employer" shall include Paramount (PDI) Distribution Inc.

           E.  Provisions  for  Former   Participants  in  the  Paramount  (PDI)
Distributions Inc. Employees' Savings Plan Who Participated in the SIP

                Unless stated to the contrary, the following provisions apply to employees who were participants in the Paramount (PDI) Distributions Inc. Employees' Savings Plan (the "PDI Plan") or who were employed by a participating employer in the PDI Plan on December 31, 1995 ("PDI Plan Participants") and who subsequently became participants in the SIP.

                1.  Service:

                      Notwithstanding anything to the contrary in Article IV or any other provision of the SIP, a PDI Plan Participant's Eligibility Service and Vesting Service under the SIP shall include the Participant's eligibility service and vesting service under the terms of the PDI Plan. For purposes of determining a PDI Plan Participant's Vesting Service and, if the PDI Plan Participant was a full-time employee under the PDI Plan as of December 31, 1995, Eligibility Service, the PDI Plan Participant's date of hire under the SIP shall be the Participant's date of hire under the PDI Plan.

                      In no event will a PDI Plan Participant be credited with less Eligibility Service and Vesting Service under the SIP than the service with which the Participant was credited under the terms of the PDI Plan on December 31, 1995.

                2.  Vesting:

                      Notwithstanding anything to the contrary in Article X or any other provision of the SIP, each PDI Plan Participant on December 31, 1995 shall become vested in the Matching Employer Contributions to the SIP, together with any Matching Contributions made to the PDI Plan prior to January 1, 1996, in accordance with the following schedule:


       Years of Completed                                      Vested
         Vesting Service                                     Percentage
       ------------------                                    ----------

              Less than 1                                            0%
              1 - 2                                                 20%
              2 - 3                                                 40%
              3 - 4                                                 60%
              4 - 5                                                 80%
              5 or More                                            100%

                                   APPENDIX B

                DIVISIONS NOT INCLUDED IN VIACOM INVESTMENT PLAN

Notwithstanding the provisions of Section 2.17 of the Plan, the following operations of MTV Networks are not included in the definition of Employer under this Plan:

                     Games Productions
                     Remote Productions

                                   APPENDIX C

Pending the effective date of any changes in Investment Funds elected by Participants in accordance with Plan Section 7.6, or in the event that a Participant fails to file a special January 1, 1996 election for previously designated investment, amounts previously designated for investment shall be temporarily invested in the following Transition Funds:

           (a) For Participants who were Participants in the VIP or the Savings and Investment Plan for Employees of PVI Transmission Inc. and Its Subsidiaries on December 31, 1995:

           Previously Designated Fund               Transition Fund

           Viacom Stock Fund                        Same
           Putnam Voyager Fund                      Same
           Putnam Vista Fund                        Putnam Investors Fund
           Putnam Fund for Growth and Income        Same
           Putnam U.S. Government Income Trust      Putnam Income Fund
           Certus Interest Income Fund              Same
           Putnam Money Market Fund                 Certus Interest Income Fund

           (b) For Participants who were members of the Paramount Communications Inc. Employees' Savings Plan, the Prentice Hall Computer Publishing Division Retirement Plan or the Paramount (PDI) Distribution Inc. Employees' Savings Plan on December 31, 1995:

           Previously Designated Fund               Transition Fund

           Equity Fund                              Certus Interest Income Fund
           Income Fund                              Certus Interest Income Fund
           Balanced Fund                            The George Putnam Fund of
                                                    Boston
           Viacom Inc. Stock Fund Stock             Viacom Inc. Stock Fund

           (c)  For   Participants   who  were   members   of  the   Blockbuster
Entertainment Retirement and Savings Plan as of December 31, 1995:

           Previously Designated Fund               Transition Fund

           Nations Prime                            Certus Interest Income Fund
           Nations Strategic Fixed                  Putnam Income Fund
           Nations Balanced Asset                   George Putnam Fund of Boston
           Nations Capital Growth                   Putnam Investors Fund

                                   APPENDIX D
              AFFILIATED COMPANIES DESIGNATED AS EMPLOYER UNDER THE
                  VIACOM INVESTMENT PLAN AS OF JANUARY 1, 1996

         In accordance with Paragraph 2.17 of the Plan, the following Affiliated Companies adopted the Plan effective January 1, 1996 or such other date as indicated:

                         Blockbuster Entertainment Inc.
                       Paramount (PDI) Distribution Inc.(1)
                         Paramount Pictures Corporation
                              Paramount Parks Inc.
                               Prentice-Hall, Inc.
                             Showtime Networks Inc.
                             Simon & Schuster, Inc.
                       Viacom International Services Inc.(2)

         In accordance with Paragraph 2.17 of the Plan, the following Affiliated Companies have been designated by the Board of Directors of the Company as Employers under the Plan as of January 1, 1996:

                      Viacom Broadcasting of Seattle, Inc.
                      Riverside Broadcasting Company Inc.(3)
                                   WNYT Inc.(4)
                                    WVIT Inc.
                             VSC Communications Inc.
                                   KBSG Inc.(5)
                                   KNDD Inc.(6)
                                   KYSR Inc.(7)
                         Viacom Broadcasting East Inc.(8)
                                   WMZQ Inc.(9)
                        MTV Networks Latin America, Inc.
                              MTV Networks Company
                           Nickelodeon Magazines Inc.
                            Tele-Vue Systems Inc.(10)





------------
    (1) Adopted the Plan effective January 1, 1997.

    (2) Renamed Viacom International Inc. effective July 31, 1996.

    (3) Ceased to be an Employer effective July 2, 1997, the date of sale of the company.

    (4) Ceased to be an Employer effective September 30, 1996, the date of sale of the company.

    (5) Ceased to be an Employer effective August 1, 1996, the date of sale of the company.

    (6) Ceased to be an Employer effective August 1, 1996, the date of sale of the company.

    (7) Ceased to be an Employer effective July 2, 1997, the date of sale of the company.

    (8) Ceased to be an Employer effective July 2, 1997, the date of sale of the company.

    (9) Ceased to be an Employer effective July 2, 1997, the date of sale of the company.

    (10)Ceased to be an Employer effective July 31, 1996, the date of sale of the company.

                               RESOLUTIONS OF THE
                           RETIREMENT COMMITTEE OF THE
                             VIACOM INVESTMENT PLAN

         WHEREAS, the Viacom Investment Plan ("The Plan") is maintained for the benefit of eligible employees of Viacom Inc. (the "Company") and certain related companies that have adopted the Plan; and

         WHEREAS, The Board of Directors of the Company appointed the members of the Viacom Retirement Committee (the "Committee") pursuant to Section 12.1 of the Plan; and

         WHEREAS, pursuant to Section 13.1 of the Plan, the Committee has the power to amend the Plan; and

         WHEREAS, effective October 26, 1998, the Company sold the stock of the Blockbuster Music business to Wherehouse Entertainment, Inc. and

         WHEREAS, it is desired to amend the Plan to fully vest all Blockbuster Music participants in their accrued benefits as of October 26, 1998, and to provide that affected participants may choose to receive distributions from the Plan regardless of whether they continue employment with Wherehouse Entertainment Inc.

NOW, THEREFORE, BE IT RESOLVED, that in order to effectuate the above intentions the Committee approves the amendments to the Plan attached hereto as Exhibit A.

RESOLVED, FURTHER that the proper officers of the Company are authorized and directed to take all such actions that are necessary or desirable, in their discretion, to effectuate the foregoing resolutions, including the making of any amendments (including amendments required by the Internal Revenue Service) to the Plan and the trust agreements maintained thereunder, in connection with the implementation of the above described actions, and filing the Plan with the Internal Revenue Service for a determination letter with respect to the qualification of the Plan under Section 401(a) of the Internal Revenue Code.

                                    EXHIBIT A

                                AMENDMENTS TO THE
                             VIACOM INVESTMENT PLAN

         Effective October 26, 1998, the Plan is amended by inserting at the end thereof a new Appendix E, Special Provisions Applicable to Participants of Sold Businesses, such Appendix E to read in its entirely as follows:

                                   APPENDIX E

                        SPECIAL PROVISIONS APPLICABLE TO
                         PARTICIPANTS OF SOLD BUSINESSES

This appendix sets forth special rules applicable to Participants who were employed in businesses that were sold by the Company.

         A.       Blockbuster Music

         In regard to Participants who were employed in the Blockbuster Music business on October 26, 1998, the Closing Date of the sale of the Blockbuster Music business to Wherehouse Entertainment Inc. ("Blockbuster Music Participants"):

                  1. Vesting - Notwithstanding any provision of the Plan to the contrary, including but not limited to Plan Section 10.2, Blockbuster Music Participants shall be fully vested in the value of their accrued benefit determined as of October 26, 1998.

                  2. Distributions - Notwithstanding any provision of the Plan to the contrary, including but not limited to Plan Section 11.9, for the purpose of determining a Blockbuster Music Participant's entitlement to a distribution under the Plan, a termination of employment or retirement shall be deemed to have occurred on October 26, 1998, the sale of the Blockbuster Music business to Wherehouse Entertainment Inc., regardless of whether the Participant continues in the employ of Wherehouse Entertainment Inc.

                               RESOLUTIONS OF THE
                           RETIREMENT COMMITTEE OF THE
                             VIACOM INVESTMENT PLAN

         WHEREAS, the Viacom Investment Plan ("The Plan") is maintained for the benefit of eligible employees of Viacom Inc. (the "Company") and certain related companies that have adopted the Plan; and

         WHEREAS, The Board of Directors of the Company appointed the members of the Viacom Retirement Committee (the "Committee") pursuant to Section 12.1 of the Plan; and

         WHEREAS, pursuant to Section 13.1 of the Plan, the Committee has the power to amend the Plan; and

         WHEREAS, effective November 25, 1998, the Company sold the educational publishing businesses of Simon & Schuster Inc. to Pearson plc.

         WHEREAS, it is desired to amend the Plan to fully vest all educational publishing participants in their accrued benefits as of November 25, 1998; and

NOW, THEREFORE, BE IT RESOLVED, that in order to effectuate the above intentions the Committee approves the amendments to the Plan attached hereto as Exhibit A.

RESOLVED, FURTHER that the proper officers of the Company are authorized and directed to take all such actions that are necessary or desirable, in their discretion, to effectuate the foregoing resolutions, including the making of any amendments (including amendments required by the Internal Revenue Service) to the Plan and the trust agreements maintained thereunder, in connection with the implementation of the above described actions, and filing the Plan with the Internal Revenue Service for a determination letter with respect to the qualification of the Plan under Section 401(a) of the Internal Revenue Code.

                                    EXHIBIT A

                                AMENDMENTS TO THE
                             VIACOM INVESTMENT PLAN

         Effective November 25, 1998, Appendix E of the Plan is amended by inserting at the end thereof a new Paragraph B, such paragraph to read in its entirely as follows:

         B.       Educational Publishing  Businesses of Simon & Schuster Inc.

                  In regard to Participants who were employed in the educational publishing businesses of Simon & Schuster Inc. on November 25, 1998, the Closing Date of the Sale of such businesses to Pearson plc. ("Educational Publishing Participants"):

                  1. Vesting - Notwithstanding any provision of the Plan to the contrary, including but not limited to Plan Section 10.2, Educational Publishing Participants shall be fully vested in the value of their accrued benefit determined as of November 25, 1998.



4